CONFORMED COPY





                          WORLD ACCEPTANCE CORPORATION


                                 NOTE AGREEMENT
                            Dated as of June 30, 1997




     Re: $10,000,000 10% Senior Subordinated Secured NotesDue June 30, 2004





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


                                Table of Contents
                          (Not a part of the Agreement)
SECTION                               HEADING                                                       PAGE
SECTION 1.          DESCRIPTION OF NOTES AND COMMITMENT.............................................  1
Section 1.1.          Description of Notes..........................................................  1
Section 1.2.          Security for the Notes........................................................  1
Section 1.3.          Commitment, Closing Date, Purchase Price......................................  2
SECTION 2.          PREPAYMENT OF NOTES.............................................................  3
Section 2.1.          Required Prepayments..........................................................  3
Section 2.2.          Optional Prepayment With Premium..............................................  3
Section 2.3.          Notice of Prepayments.........................................................  3
Section 2.4.          Allocation of Prepayments.....................................................  3
Section 2.5.          Direct Payment................................................................  3
SECTION 3.          REPRESENTATIONS.................................................................  4
Section 3.1.          Representations of the Company................................................  4
Section 3.2.          Representations of the Purchaser..............................................  4
SECTION 4.          CLOSING CONDITIONS..............................................................  5
Section 4.1.          Conditions....................................................................  5
Section 4.2.          Waiver of Conditions..........................................................  7
SECTION 5.          COMPANY COVENANTS...............................................................  7
Section 5.1.          Existence, Etc................................................................  7
Section 5.2.          Insurance.....................................................................  7
Section 5.3.          Taxes, Claims for Labor and Materials.........................................  8
Section 5.4.          Compliance with Laws..........................................................  8
Section 5.5.          Maintenance, Etc..............................................................  8
Section 5.6.          Nature of Business............................................................  8
Section 5.7.          Consolidated Net Worth........................................................  8
Section 5.8.          Fixed Charge Coverage Ratio...................................................  9
Section 5.9.          Permitted Indebtedness........................................................  9
Section 5.10.         Limitations on Indebtedness...................................................  9
Section 5.11.         Limitation on Liens..........................................................  10
Section 5.12.         Dividends, Stock Purchases...................................................  11
Section 5.13.         Mergers, Consolidations and Sales or Transfers of Assets.....................  12
Section 5.14.         Lease-Backs..................................................................  15
Section 5.15.         Guaranties...................................................................  15
Section 5.16.         Repurchase of Notes..........................................................  15
Section 5.17.         Transactions with Affiliates.................................................  15
Section 5.18.         Investments..................................................................  16
Section 5.19.         Termination of Pension Plans.................................................  16
Section 5.20.         Reports and Rights of Inspection.............................................  16
SECTION 6.          EVENTS OF DEFAULT AND REMEDIES THEREFOR........................................  19
Section 6.1.          Events of Default............................................................  19
Section 6.2.          Notice to Holders............................................................  22
Section 6.3.          Acceleration of Maturities...................................................  22
Section 6.4.          Rescission of Acceleration...................................................  23
SECTION 7.          AMENDMENTS, WAIVERS AND CONSENTS...............................................  23
Section 7.1.          Consent Required.............................................................  23
Section 7.2.          Effect of Amendment or Waiver................................................  24
SECTION 8.          INTERPRETATION OF AGREEMENT; DEFINITIONS.......................................  24
Section 8.1.          Definitions..................................................................  24
Section 8.2.          Accounting Principles........................................................  36

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Section 8.3.          Directly or Indirectly.......................................................  36
SECTION 9.          SUBORDINATION..................................................................  36
Section 9.1.          Subordination to Senior Indebtedness.........................................  36
Section 9.2.          Proofs of Claim..............................................................  39
Section 9.3.          No Waiver....................................................................  40
Section 9.4.          Rights of Holders of Senior Indebtedness.....................................  40
Section 9.5.          Rights of Holders of Notes...................................................  40
Section 9.6.          Holders of Notes Agreement as to the Subsidiary Senior Subordinated
                      Guaranty Agreement...........................................................  41
SECTION 10.         MISCELLANEOUS..................................................................  41
Section 10.1.         Registered Notes.............................................................  41
Section 10.2.         Exchange of Notes............................................................  41
Section 10.3.         Loss, Theft, Etc. of Notes...................................................  42
Section 10.4.         Expenses, Stamp Tax Indemnity................................................  42
Section 10.5.         Powers and Rights Not Waived; Remedies Cumulative............................  43
Section 10.6.         Notices......................................................................  43
Section 10.7.         Successors and Assigns.......................................................  44
Section 10.8.         Survival of Covenants and Representations....................................  44
Section 10.9.         Severability.................................................................  44
Section 10.10.        Governing Law................................................................  44
Section 10.11.        Captions.....................................................................  44
Signatures.........................................................................................  45
ATTACHMENTS TO PURCHASE AGREEMENT:
Schedule I        --    Name and Address of Purchaser
Schedule II       --    Description of Liens
Exhibit A         --    Form of 10% Senior Subordinated Secured Notes due June 30, 2004
Exhibit B         --    Form of Security Agreement, Pledge and the Indenture of Trust
Exhibit C         --    Representations and Warranties of the Company
Exhibit D         --    Description of Special Counsel's Closing Opinion
Exhibit E         --    Description of Closing Opinion of Counsel to the Company, World  Finance
                  Corporation of South Carolina, WFC of South  Carolina, Inc., World  Acceptance
                  Corporation  of  Alabama,  World  Acceptance  Corporation  of Missouri,  World
                  Finance Corporation of Illinois  and  World Finance Corporation of New  Mexico
Exhibit F         --    Description of Closing Opinion of Counsel to the Restricted Subsidiaries
                  (other  than  World Finance  Corporation  of  South  Carolina,  WFC  of  South
                  Carolina, Inc.,  World Acceptance Corporation of Alabama,   World   Acceptance
                  Corporation  of  Missouri, World Finance Corporation  of  Illinois  and  World
                  Finance Corporation of New Mexico)
Exhibit G         --      Form of Subordination Provisions
Exhibit H         --      Form of Borrowing Base Certificate

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                          World Acceptance Corporation

            108 Frederick StreetGreenville, South Carolina 29607-2532
                                 NOTE AGREEMENT

Re:             $10,000,000 10% Senior Subordinated Secured Notes
                                Due June 30, 2004

Dated as of                                                        June 30, 1997

To the Purchaser Named in Schedule I
Hereto Which is a Signatory to this
Agreement
Ladies and Gentlemen:

         The  undersigned,   WORLD  ACCEPTANCE  CORPORATION,  a  South  Carolina
corporation (the "Company"), agrees with you as follows:
 .'SECTION 1.   DESCRIPTION OF NOTES AND COMMITMENT';.
         .Section 1.1.  Description of Notes;. The Company will authorize the issue and sale of  $10,000,000  aggregate  principal  amount  of its 10%  Senior
Subordinated  Secured  Notes  (as the  same  may  from  time to time be  amended pursuant to the terms hereof and thereof and any notes  executed in  replacement thereof,  the "Notes") to be dated the date of issue, to bear interest from such date at the rate of 10% per annum  (computed  on the basis of a 360-day  year of twelve  30-day  months),  payable  quarterly on the  thirtieth day of each June,
September,  December and March in each year (commencing  September 30, 1997) and at maturity and to bear  interest on overdue  principal  (including  any overdue required or optional  prepayment of principal) and premium,  if any, and (to the extent legally  enforceable) on any overdue  installment of interest at the rate of 12% per annum after maturity,  whether by  acceleration  or otherwise,  until paid, to be expressed to mature on June 30, 2004, and to be substantially in the form  attached  hereto as Exhibit A. The Notes are not subject to  prepayment or redemption at the option of the Company prior to their expressed  maturity dates except on the terms and conditions  and in the amounts and with the premium,  if any, set forth in ss.2 of this Agreement.  The term "Notes" as used herein shall include each Note delivered pursuant to this Agreement.
You are hereinafter sometimes referred to as the "Purchaser".
         .Section  1.2.  Security  for  the  Notes;.  (a) The  Notes  will be secured,  on a  senior  subordinated  basis,  by (i) the  Amended  and  Restated
Security  Agreement,  Pledge and  Indenture  of Trust  dated as of June 30, 1997 between the Company and the Security Trustee, substantially in the form attached hereto as Exhibit B and as the same may from time to time be amended,  restated, modified,  supplemented  or waived  pursuant to the terms  thereof (the "Company
Security  Agreement")  and (ii) the Amended  and  Restated  Security  Agreement,
Pledge and Indenture of Trust dated as of June 30, 1997 between each  Restricted
Subsidiary  (other than the  Insurance  Subsidiary)  and the  Security  Trustee,
substantially  in  the  form  attached  as  Exhibit  A to the  Company  Security
Agreement,  as the same may from time to time be  amended,  restated,  modified, supplemented or waived pursuant to the terms thereof (the  "Subsidiary  Security
Agreement").
           (b) The Notes will also be secured by an absolute  and  unconditional guarantee of all  principal,  interest and premium,  if any, on the Notes and of all of the covenants of the Company  contained in this Agreement and the Company
Security  Agreement under and pursuant to that certain Guaranty  Agreement dated as of June 30, 1997 of each  Restricted  Subsidiary,  substantially  in the form attached as Exhibit B to the Company  Security  Agreement,  as the same may from time to time be amended, restated, modified,  supplemented or waived pursuant to the terms thereof (the "Subsidiary Senior Subordinated Guaranty Agreement").
         .Section 1.3. Commitment,  Closing Date, Purchase Price;. Subject to
the terms and  conditions  hereof  and on the basis of the  representations  and warranties  set forth  herein,  in the  Company  Security  Agreement  and in the
Subsidiary Security Agreement,  the Company agrees to issue and sell to you, and you agree to purchase from the Company,  Notes in the principal amount set forth opposite  your name on  Schedule I hereto at a price  equal to  99.6936%  of the principal amount thereof on the Closing Date

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hereinafter mentioned.
         Delivery of the Notes will be made at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, against payment therefor in Federal Reserve or other funds current and immediately available for the account of World Acceptance Corporation at the principal office of Harris
Trust and Savings Bank, Chicago,  Illinois,  ABA: 071-000-288,  Loan Accounting,
Account Number 1092154,  reference World Acceptance Corporation,  Obligor Number
9414991000 in the amount of the purchase price at 10:00 A.M., Chicago time, on July 3, 1997 or such earlier date as the Company shall specify by not less than five business days' prior written notice to you (the "Closing Date"). The Notes delivered to you on the Closing Date will be delivered to you in the form of a single registered Note for the full amount of your purchase (unless different denominations are specified by you), registered in your name or in the name of such nominee as you may specify and in substantially the form attached hereto as Exhibit A, all as you may specify at any time prior to the date fixed for delivery.
         The Company and you acknowledge and agree that the purchase by you of the Notes at a price equal to 99.6936% of the principal amount thereof results in the creation of "original issue discount" under both generally accepted accounting principles and the regulations of the Internal Revenue Service. The
Company and you acknowledge and agree, however, that due to the de minimis nature of such "original issue discount" you and the Company are permitted to and will treat the Notes as having no "original issue discount" for purposes of the regulations of the Internal Revenue Service. .SECTION 2. PREPAYMENT OF
NOTES;.
         .Section 2.1. Required Prepayments;. The Company agrees that on the thirtieth day of June in each year commencing June 30, 2000 and ending June 30, 2003 it will prepay and apply and there shall become due and payable on the principal indebtedness evidenced by the Notes an amount equal to the lesser of
(i) $2,000,000 or (ii) the principal amount of the Notes then outstanding. The entire remaining, then outstanding principal amount of the Notes shall become due on June 30, 2004. No premium shall be payable in connection with any required prepayment made pursuant to this ss.2.1. For purposes of this ss.2.1, any prepayment of less than all of the outstanding Notes pursuant to ss.2.2 hereof shall be deemed to be applied first to the amount of principal scheduled to remain unpaid on June 30, 2004 and then to the remaining scheduled principal payments in inverse chronological order.
         .Section 2.2. Optional Prepayment With Premium;. Upon compliance with ss.2.3, the Company shall have the privilege, at any time and from time to time, of prepaying the outstanding Notes, either in whole or in part (but if in part then in a minimum principal amount of $1,000,000) by payment of the principal amount of the Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with an additional amount equal to the Make-Whole Amount with respect to such principal amount then to be prepaid, determined as of five business days prior to the date of such prepayment pursuant to this ss.2.2.
         .Section 2.3. Notice of Prepayments;. The Company will give notice of any prepayment of the Notes pursuant to ss.2.2 to each holder thereof
(whether or not such holder's Notes are being prepaid) not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying
(i) such date, (ii) the section of this Agreement under which the prepayment is to be made, (iii) the principal amount of the holder's Notes to be prepaid on such date, (iv) whether a premium is payable, (v) the date when such premium will be calculated, and (vi) the accrued interest applicable to the prepayment.
Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the premium, if any, and accrued interest thereon shall become due and payable on the prepayment date. Not later than two (2) business days prior to the prepayment date the Company shall provide each holder of a Note written notice of the amount of the premium payable in connection with such prepayment and, whether or not any premium is payable, together with a reasonably detailed computation thereof.
         .Section 2.4. Allocation of Prepayments;. All partial prepayments of the Notes pursuant to ss.2.1, ss.2.2, the Company Security Agreement or the Subsidiary Security Agreement shall be applied on all outstanding Notes ratably in accordance with the unpaid principal amounts thereof.
         .Section 2.5. Direct Payment;. Notwithstanding anything to the contrary in this Agreement or

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the Notes,  in the case of any Note owned by you or your nominee or owned by any subsequent  Institutional  Holder who has given  written  notice to the  Company requesting  that the  provisions  of this ss.2.5 shall  apply,  the Company will promptly and punctually pay when due the principal thereof and premium,  if any, and interest  thereon,  without any presentment  thereof directly to you or such subsequent  Institutional  Holder at the address specified for you in Schedule I or at such other address as you or such subsequent Institutional Holder may from time to time  designate  in  writing  to the  Company  or, if a bank  account is designated  for you on Schedule I hereto or in any written notice to the Company from you or any such subsequent Institutional Holder, the Company will make such payments  in  immediately  available  funds to such  bank  account,  marked  for attention as indicated,  or in such other manner or to such other account in any bank in the United States as you or any such subsequent Institutional Holder may from time to time direct in writing.  The Company  shall cause all payments made by bank wire transfer to be transmitted  by the  initiating  bank not later than
10:00 a.m., Chicago time, on the date such payment is due.
 .SECTION 3. REPRESENTATIONS;.
         .Section  3.1.   Representations   of  the  Company;.   The  Company
represents and warrants that all representations set forth in Exhibit C are true and correct as of the date hereof and are incorporated  herein by reference with the same force and effect as though herein set forth in full.
         .Section 3.2. Representations of the Purchaser;.  (a) You represent, and in  entering  into this  Agreement  the  Company  understands,  that you are acquiring  the Notes for the  purpose of  investment  and not with a view to the resale  or  distribution  thereof,  and that you have no  present  intention  of selling,  negotiating or otherwise  disposing of the Notes; it being understood, however,  that the  disposition  of your property  shall (i) at all times be and remain within your control and (ii) be in compliance with ss.10.2.
           (b)  You  further  represent  that  at  least  one of  the  following statements is an accurate representation as to each source of funds (a "Source")
to be used by you to pay the purchase  price of the Notes to be purchased by you hereunder:
                (i) the Source is an "insurance  company general account" within the meaning of Department of Labor Prohibited  Transaction  Exemption
           ("PTE")  95-60  (issued  July 12,  1995),  and  there is no  employee benefit plan  (treating as a single plan all plans  maintained by the same  employer or employee  organization)  with  respect to which the amount  of the  general  account  reserves  and  liabilities  for all contracts  held by or on behalf of such plan  exceed 10% of the total reserves  and  liabilities  of such  general  account  (exclusive  of separate account liabilities) plus surplus, as set forth in your most recent  annual  statement  in  the  form  required  by  the  National
           Association  of Insurance  Commissioners  as filed with your state of domicile; or
                (ii) the  Source  is  either  (A) an  insurance  company  pooled separate account,  within the meaning of PTE 90-1 (issued January 29,
           1990), or (B) a bank collective  investment fund,  within the meaning of the PTE  91-38  (issued  July 12,  1991)  and,  except as you have disclosed to the Company in writing  pursuant to this paragraph (ii), no employee  benefit  plan or group of plans  maintained  by the same employer or employee organization  beneficially owns more than 10% of all assets  allocated to such pooled  separate  account or collective investment fund; or
                (iii) the  Source  constitutes  assets of an  "investment  fund"
           (within  the  meaning of Part V of the QPAM  Exemption)  managed by a
           "qualified  professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM  Exemption),  no employee benefit plan's assets that are included in such  investment  fund,  when  combined with the assets of all other employee benefit plans  established or maintained by the same  employer  or by an  affiliate  (within  the  meaning  of
           Section  V(c)(1) of the QPAM  Exemption)  of such  employer or by the same employee  organization  and managed by such QPAM,  exceed 20% of the total client assets  managed by such QPAM, the conditions of Part
           l(c) and (g) of the QPAM  Exemption are  satisfied,  neither the QPAM nor a person  controlling  or  controlled  by the QPAM  (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a
           5% or more  interest in the Company and (A) the identity of such QPAM and (B) the names of all  employee  benefit  plans  whose  assets are included in such  investment  fund have been disclosed to the Company in writing pursuant to this paragraph (iii); or
                (iv) the Source is a governmental plan; or


                (v) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (v); or
                (vi) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
         As used in this ss.3.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.
 .SECTION 4. CLOSING CONDITIONS;.
         .Section 4.1. Conditions;. Your obligation to purchase the Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:
                  (a) Execution and Delivery of Security Documents. The Company Security Agreement and the Subsidiary Security Agreement shall have been executed and delivered by the Company, each Restricted Subsidiary existing on the Closing Date and the Security Trustee, as the case may be, and financing statements or other notices with respect to the Company Security Agreement and the Subsidiary Security Agreement, shall have been recorded or filed in all public offices, and all other steps deemed necessary by you shall have been taken, in order to perfect the security interests granted by the Company Security Agreement and the Subsidiary Security Agreement.
                  (b) Guaranty Agreement. You shall have received the Guaranty Agreement of each Restricted Subsidiary dated as of the date hereof and substantially in the form attached as Exhibit B to the Company Security Agreement.
                  (c) Stock Certificates. You shall have received evidence reasonably satisfactory to you that the Security Trustee has in its possession certificates representing all of the capital stock of the Restricted Subsidiaries and stock powers executed by the Company in blank attached to such certificates and such other documents or instruments as may be necessary or appropriate to pledge and assign to the Security Trustee under the Company Security Agreement all of the capital stock of the Restricted Subsidiaries.
                  (d) Lien Searches. You shall have received the results of a search of all filings made against the Company and its Subsidiaries under the Uniform Commercial Code as in effect in any relevant state, indicating that the Collateral is free and clear of any Lien except the Liens of the Company Security Agreement and the Subsidiary Security Agreement, the Weingarten Lien and Liens of the type described in clauses (b), (e) and (f) of ss.5.11.
                  (e) Closing Certificate. You shall have received a certificate dated the Closing Date, signed by the President or a Vice President of the Company, the truth and accuracy of which shall be a condition to your obligation to purchase the Notes proposed to be sold to you and to the effect that (1) the representations and warranties of the Company and each Restricted Subsidiary set forth in Exhibit C hereto and in the Company Security Agreement, the Subsidiary Security Agreement and the Subsidiary Senior Subordinated Guaranty Agreement are true and correct in all respects on and with respect to the Closing Date, (ii) the Company and each Restricted Subsidiary have each performed all of its obligations hereunder and under the Company Security Agreement, the Subsidiary Security Agreement and the Subsidiary Senior Subordinated Guaranty Agreement which are to be performed on or prior to the Closing Date and (iii) no Default or Event of Default has occurred and is continuing.
                  (f) Legal Opinions. You shall have received from Chapman and Cutler, who are acting as your special counsel in this transaction, from Robinson, Bradshaw & Hinson, P.A., counsel for the Company, World Finance Corporation of South Carolina, WFC of South Carolina, Inc., World Acceptance Corporation of Alabama, World Acceptance Corporation of Missouri, World Finance Corporation of Illinois and World Finance Corporation of New Mexico, from Abbot, Murphy & Harvey, P.C., counsel for World Finance Corporation of Georgia, from Comegys,

         Lawrence, Jones, Odom & Spruiell, counsel for World Finance Corporation of Louisiana, from Crowe & Dunlevy, Luttrell, Pendarvis & Rawlinson, counsel for World Acceptance Corporation of Oklahoma, Inc., from Sam Kelley, Esq., counsel for World Finance Corporation of Texas and WFC Limited Partnership, and from Dance, Dance & Lane, counsel for World Finance Corporation of Tennessee, their respective opinions dated the Closing Date, in form and substance satisfactory to you, and covering the matters set forth in Exhibits D, E and F, respectively, hereto.
                  (g) Related Transactions. The Company and each Restricted Subsidiary, as the case may be, shall have consummated the execution and delivery of the Revolving Credit Agreement, the Senior Note Agreements and the Subsidiary Senior Guaranty Agreement.
                  (h) Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to you and your special counsel, and you shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.
         .Section 4.2. Waiver of Conditions;. If on the Closing Date the Company fails to tender to you the Notes to be issued to you on such date or if the conditions specified in ss.4.1 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in ss.4.1 have not been fulfilled, you may waive compliance by the Company with any such condition to such extent as you may in your sole discretion determine. Nothing in this ss.4.2 shall operate to relieve the Company of any of its obligations hereunder or to waive any of your rights against the Company.
 .SECTION 5. COMPANY COVENANTS;.
         From and after the Closing Date and continuing so long as any amount remains unpaid on any Note:
         .Section 5.1. Existence, Etc.; The Company will preserve and keep in force and effect, and will cause each Subsidiary to preserve and keep in force and effect, its legal existence and all licenses and permits necessary to the proper conduct of its business, provided that the foregoing shall not prevent any transaction permitted by ss.5.13.
         .Section 5.2. Insurance;. The Company will maintain, and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers accorded a rating of "A" or better by A.M. Best Company, Inc. (the "Best Rating") at the time of the issuance of any such policy and in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties with each such policy requiring renewal of such policy at intervals of no greater than one year from the date of issuance or renewal thereof; provided, however, that if, during the term of any such insurance policy, the rating accorded the insurer shall be less than a Best Rating of "A", the Company will, on the date of renewal of any such policy (or, if such change in rating shall occur within 90 days prior to such renewal date, within 90 days of the date of such change in rating), obtain such insurance policy from an insurer accorded a Best Rating of "A" or better.
         .Section 5.3. Taxes, Claims for Labor and Materials;. The Company will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Subsidiary (including, but not limited to the Collateral), all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a lien or charge upon any property of the Company or such Subsidiary (including, but not limited to the Collateral); provided the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (ii) the Company or such Subsidiary shall set aside on its books, reserves adequate in accordance with GAAP with respect thereto.

         .Section 5.4. Compliance with Laws;. The Company will promptly comply and will cause each Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject, including without limitation, the Employee Retirement Income Security Act of 1974 and all Environmental Legal Requirements the violation of which could, individually or in the aggregate, materially and adversely affect the properties (including the Collateral), business, prospects, profits or condition of the Company and its Subsidiaries or could, individually or in the aggregate, result in any lien or charge upon any property of the Company or any Subsidiary.
         .Section 5.5. Maintenance, Etc;. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order (ordinary wear and tear excepted) and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.
         .Section 5.6. Nature of Business;. Neither the Company nor any Restricted Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Restricted Subsidiaries (including, but not limited to, the Insurance Subsidiary) would be substantially changed from the general nature of the business engaged in by the Company and its Restricted Subsidiaries on the date of this Agreement.
         .Section 5.7. Consolidated Net Worth;. The Company will at all times keep and maintain Consolidated Net Worth at an amount not less than the Minimum Net Worth.
         For purposes of this ss.5.7, "Minimum Net Worth" (i) for the fiscal quarter of the Company ending March 31, 1997, shall be $38,000,000 and (ii) for each fiscal quarter thereafter shall be the sum of the Minimum Net Worth for the immediately preceding fiscal quarter plus 50% of Consolidated Net Income for such fiscal quarter (but without deduction in the case of any deficit in Consolidated Net Income for such fiscal quarter).
         .Section 5.8. Fixed Charge Coverage Ratio;. The Company will at the end of each fiscal quarter have a ratio of Net Income Available for Fixed Charges to Fixed Charges for each period of four consecutive fiscal quarters then ending at not less than 1.5 to 1. As of the end of each fiscal quarter, the Company's provision for loan losses for the four fiscal quarters then ending shall equal or exceed the net loan charge off for the corresponding period.
         .Section 5.9. Permitted Indebtedness;. The Company will not and will not permit any Restricted Subsidiary to incur, create, issue, assume or permit to exist any Indebtedness for Borrowed Money other than:
                  (a) Senior Debt;
                  (b) Senior Subordinated Debt; and
                  (c) Junior Subordinated Debt.
         .Section 5.10. Limitations on Indebtedness;. (a) The Company will not at any time permit
                  (i) The aggregate unpaid principal amount of Senior Debt, on a consolidated basis, to exceed 400% of the sum of (A) Consolidated Adjusted Net Worth, (B) the aggregate unpaid principal amount of Junior Subordinated Debt, and (C) the aggregate unpaid principal amount of Senior Subordinated Debt; or
                  (ii) The sum of (A) the aggregate unpaid principal amount of Senior Subordinated Debt and (B) the aggregate unpaid principal amount of Junior Subordinated Debt to exceed 125% of Consolidated Adjusted Net Worth; or
                  (iii) The aggregate unpaid principal amount of Junior Subordinated Debt to exceed 50% of Consolidated Adjusted Net Worth; or
                  (iv) The aggregate amount of unused credit then available from banks and trust companies under firmly committed lines of credit from a lending group of not fewer than two banks to be less than the sum of the (A) aggregate outstanding amount of its commercial paper and (B) payments of principal then scheduled to become due during the eight-month period then commencing on all Indebtedness for Borrowed Money of the Company and its Restricted Subsidiaries (excluding obligations under the Revolving Credit Notes and the Revolving Credit Agreement).

           (b) The Company will not permit, (i) at any time on or before the Trigger Date, the ratio of Indebtedness for Borrowed Money of the Company and its Restricted Subsidiaries to Consolidated Adjusted Net Worth to exceed 4.5 to 1 for any month; provided that the ratio of Indebtedness for Borrowed Money of the Company and its Restricted Subsidiaries to Consolidated Adjusted Net Worth may exceed 4.5 to 1 for no more than 4 months of any consecutive 12-month period so long as such ratio does not exceed 5.5 to 1, and (ii) at any time after the Trigger Date, the ratio of Indebtedness for Borrowed Money of the Company and its Restricted Subsidiaries to Consolidated Adjusted Net Worth to exceed 5.5 to 1 for any month; provided that the ratio of Indebtedness for Borrowed Money of the Company and its Restricted Subsidiaries to Consolidated Adjusted Net Worth may exceed 5.5 to 1 for no more than 4 months of any consecutive 12-month period so long as such ratio does not exceed 6.5 to 1.
           (c) The Company will not create, assume, or incur or otherwise become liable in respect of any Junior Subordinated Debt unless such Junior Subordinated Debt shall have a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Notes. For purposes of this ss.5.10(c), "Weighted Average Life to Maturity" of the principal amount of the Notes or any other Indebtedness of the Company shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-years of such Indebtedness by the then outstanding principal amount of such Indebtedness; and the "Remaining Dollar-years" of any Indebtedness means at any time the amount obtained by (a) multiplying the amount of each then remaining installment, sinking fund, serial maturity or other required principal payment, including payment at final maturity, by the number of years (calculated to the nearest one-twelfth) which will elapse between the time in question and the making of that payment and (b) totaling all of the products obtained in (a).
           (d) The Company will not permit any Restricted Subsidiary to create, assume or incur, or otherwise be or become liable in respect of any Indebtedness for Borrowed Money (other than the Subsidiary Senior Guaranty Agreement and the Subsidiary Senior Subordinated Guaranty Agreement) to any Person (other than to the Company or another Restricted Subsidiary) in an aggregate amount for all Restricted Subsidiaries in excess of $1,000,000 at any time outstanding.
        .Section 5.11. Limitation on Liens;. The Company will not, and will not permit any Restricted Subsidiary to create, assume or suffer to exist any Lien upon any of its property or assets (including, but not limited to, the Collateral), whether now owned or hereafter acquired; provided, however, that the foregoing restriction and limitation shall not apply to the following Liens:
                  (a) Liens created under the Company Security Agreement and under the Subsidiary Security Agreement;
                  (b) Liens  existing  as of the date  hereof and  reflected  on
         Schedule II hereto;
                  (c) Liens existing on property at the time acquired by the Company or any Restricted Subsidiary thereof or existing on the property of a corporation at the time it becomes a Restricted Subsidiary, or placed upon property within 120 days after the date of acquisition thereof by the Company or any Restricted Subsidiary to secure a portion of the purchase price thereof, but only if (i) such Lien shall attach solely to the property acquired, purchased or constructed and (ii) such Lien does not exceed the lesser of the fair market value or cost of such property;
                  (d) Liens constituting renewals, extensions or refundings of Liens permitted by clause (b) or (c) above, provided that the principal amount of the Indebtedness secured by any such new Lien does not exceed the principal amount of the Indebtedness being renewed, extended or refunded at the time of renewal, extension or refunding thereof and that such new Lien attaches only to the same property theretofore subject to such earlier Lien;
                  (e) Liens securing taxes, assessments or governmental charges or levies, or the claims or demands of materialmen, mechanics, carriers, workmen, repairmen, warehousemen, landlords and other like persons, provided that payment thereof is not at the time required by ss.5.3;
                  (f) other Liens incidental to the conduct of its business or the ownership of its property and assets when not incurred in connection with the borrowing of money or the obtaining of advances of credit, and which do not in the aggregate materially detract from the value of its property or assets, or materially impair the use thereof in the operation of its business;

                  (g)  attachment,  judgment and other  similar Liens arising in connection with court proceedings, provided that (i) execution or other enforcement of such Liens is effectively stayed, (ii) the claims secured thereby are being actively contested in good faith by appropriate proceedings, (iii) adequate reserves in conformity with GAAP have been provided on the books of the Company or such Restricted Subsidiary and (iv) the aggregate amount of the liabilities of the Company and all Restricted Subsidiaries so secured, including interest and penalties thereon, shall not be in excess of $100,000 at any one time outstanding; and
                  (h)  Liens  on  property  of a  Restricted  Subsidiary  of the
         Company to secure obligations of such Restricted Subsidiary to the Company or another Restricted Subsidiary.
         .Section 5.12. Dividends, Stock Purchases;. The Company will not except as hereinafter provided:
                  (a) Declare or pay any dividends,  either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Company); or
                  (b)  Directly  or  indirectly,   or  through  any  Subsidiary,
         purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for or out of the net cash proceeds to the Company from the substantially concurrent issue or sale of other shares of capital stock of the Company or warrants, rights or options to purchase or acquire any shares of its capital stock); or
                  (c) Make any other payment or distribution, either directly or indirectly or through any Subsidiary,  in respect of its capital stock;
         or
                  (d) Make any payment of principal,  interest or premium on any
         Junior Subordinated Debt other than any regularly scheduled payment of principal or interest on the Junior Subordinated Debt;
(such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options, and all such other distributions and such payments on Junior Subordinated Debt being herein collectively called "Restricted Payments"), if, after giving effect thereto (i) a Default or Event of Default has occurred and is continuing or (ii) the aggregate amount of Restricted Payments made during the period from and after March 31, 1997, to and including the date of the making of the Restricted Payment in question, would exceed the sum of (x) the net cash proceeds received by the Company from the issuance or sale subsequent to March 31, 1997 of shares of common stock of the Company or warrants, rights or options to purchase or acquire any shares of its common stock, plus (y) at all times after the Determination Date, 50% of Consolidated Net Income for the period commencing on the day immediately succeeding the Determination Date and ending on the date of the making of the Restricted Payment in question, computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit); provided that at all times after the Determination Date and after giving effect to such Restricted Payment, Consolidated Tangible Net Worth exceeds $42,000,000.
         For the purposes of this ss.5.12 the amount of any Restricted Payment declared, paid or distributed in property of the Company shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Company) of such property at the time of the making of the Restricted Payment in question.
         The Company will not declare any dividend which constitutes a Restricted Payment payable more than 60 days after the date of declaration thereof.
        .Section 5.13. Mergers, Consolidations and Sales or Transfers of Assets;. (a) The Company will not, and will not permit any Restricted Subsidiary to enter into any transaction of merger or consolidation or transfer, sell, assign, lease, or otherwise dispose of all or a substantial part of its properties or assets to any Person, except that:
                  (1) any Restricted Subsidiary may merge or consolidate with or into the Company or any other Restricted Subsidiary (other than the Insurance Subsidiary) so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation;

                  (2) the Company may merge or consolidate with any other corporation provided that (i) the Company shall be the surviving and continuing corporation; and (ii) at the time of such consolidation or merger and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;
                  (3) any Restricted Subsidiary may sell or convey all or substantially all of its assets to the Company or to another Restricted Subsidiary (other than the Insurance Subsidiary); and
                  (4) the Company or any Restricted Subsidiary may sell all or a substantial part of the assets of the Company and its Restricted Subsidiaries pursuant to and in compliance with Section 10.4 of the Company Security Agreement or Section 10.4 of the Subsidiary Security Agreement.
           (b) The Company will not permit any Restricted Subsidiary to issue or sell any shares of stock of any class or any partnership interest, membership interest or other equity interest of any type (including for the purposes of this ss.5.13, any warrants, rights or options to purchase or otherwise acquire any such equity interest or other Securities exchangeable for or convertible into any such equity interest) of such Restricted Subsidiary to any Person other than the Company or a Restricted Subsidiary (other than the Insurance Subsidiary), except for the purpose of qualifying directors.
           (c) The Company will not sell, transfer or otherwise dispose of any shares of stock, partnership interest, membership interest or other equity interest in any Restricted Subsidiary (except (i) to qualify directors and (ii) the pledge of the Pledged Collateral under the Company Security Agreement and any transfer or sale thereof pursuant to and in compliance with Section 10.4 of the Company Security Agreement) or any Indebtedness of any Restricted Subsidiary, and will not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of (except (i) to the Company or a Restricted Subsidiary or
(ii) the pledge of the Pledged Collateral under the Subsidiary Security Agreement and any transfer or sale thereof pursuant to and in compliance with
Section 10.4 of the Subsidiary Security Agreement) any such shares of stock, partnership interest, membership interest or other equity interest or any Indebtedness of any other Restricted Subsidiary, unless:
                  (1) simultaneously with such sale, transfer, or disposition, all such interests and all Indebtedness of such Restricted Subsidiary at the time owned by the Company and by every other Restricted Subsidiary shall be sold, transferred or disposed of as an entirety;
                  (2) the Board of Directors of the Company shall have determined, as evidenced by a resolution thereof, that the retention of such interest and Indebtedness is no longer in the best interests of the Company or the holders of the Notes;
                  (3) such interest and Indebtedness is sold, transferred or otherwise disposed of to a Person, for a cash consideration and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;
                  (4) the Restricted Subsidiary being disposed of shall not have any continuing investment in the Company or any other Restricted Subsidiary not being simultaneously disposed of; and
                  (5) such sale or other disposition does not involve a substantial part (as hereinafter defined) of the assets of the Company and its Restricted Subsidiaries.
           (d) As used in this ss.5.13, in the case of the sale, lease or other disposition of any assets, such assets shall be deemed to be a "substantial part" of the assets of the Company and its Restricted Subsidiaries if (x) such assets, together with all other assets (i) sold, leased or otherwise disposed of by the Company and its Restricted Subsidiaries or (ii) subject to any waiver of or supplemental agreement to the Company Security Agreement or the Subsidiary Security Agreement without the consent of the holders of at least a majority of the then outstanding principal amount of the Notes or, if such waiver or supplemental agreement is described in clauses (B), (C), (E) or (F) of Section 9.2(a) of the Company Security Agreement or the Subsidiary Security Agreement, without the consent of all of the holders of the Notes, in each case, during the period of 12 months ending with the date of such sale, lease or disposition, contributed more than 15% of EBIT of the Company and its Restricted Subsidiaries determined as of the end of the fiscal year immediately preceding such sale or disposition, (y) the book value of such assets, when added to the book value of all other assets of the Company and its Restricted Subsidiaries (i) sold or otherwise disposed of by the Company and its Restricted Subsidiaries or (ii) subject to any waiver of or supplemental agreement to the Company Security Agreement or the Subsidiary Security Agreement without the consent of the holders of at least a majority of the then outstanding principal amount of the Notes or, if such waiver or supplemental agreement is described in clauses (B), (C), (E) or (F) of Section 9.2(a) of the Company Security Agreement or the Subsidiary Security Agreement, without the consent of all of the holders of the Notes, in each case, during the period of 12 months ending with the date of such sale or disposition, exceeds 10% of the book value of all Receivables of the Company and its Restricted Subsidiaries determined on a consolidated basis as of the end of the fiscal year immediately preceding such sale or disposition, or (z) the book value of such assets, when added to the book value of all other assets of the Copany and its Restricted Subsidiaries (i) sold or otherwise disposed of by the Company and its Restricted Subsidiaries or (ii) subject to any waiver of or supplemental agreement to the Company Security Agreement or the Subsidiary Security Agreement without the consent of the holders of at least a majority of the then outstanding principal amount of the Notes or, if such waiver or supplemental agreement is described in clauses (B), (C), (E) or (F) of Section 9.2(a) of the Company Security Agreement or the Subsidiary Security Agreement, without the consent of all of the holders of the Notes, in each case, during the entire period commencing on April 1, 1997 and ending with the date of such sale or disposition, exceeds 25% of the book value of all Receivables of the Company and its Restricted Subsidiaries determined on a consolidated basis as of the end of the fiscal year immediately preceding such sale or disposition.
           (e) Nothing in this ss.5.13 shall prohibit the Company from transferring, selling, assigning, leasing, subleasing or otherwise disposing of an insubstantial part of its properties or assets, excluding Receivables of the Company and its Restricted Subsidiaries, to any Person from time to time, in the ordinary course.
         .Section 5.14. Lease-Backs;. The Company will not, and will not permit any Restricted Subsidiary to, enter into any arrangements, directly or indirectly, with any Person, whereby the Company or any Restricted Subsidiary shall sell or transfer any property, whether now owned or hereafter acquired, used or useful in their respective businesses in connection with the rental or lease of the property so sold or transferred or of other property which the Company or any Restricted Subsidiary intends to use for substantially the same purpose or purposes as the property so sold or transferred.
         .Section 5.15. Guaranties;. The Company will not and will not permit any Restricted Subsidiary to become or be liable in respect of any Guaranty except: (i) Guaranties of the Company which are limited in amount to a stated maximum dollar exposure and are permitted under ss.5.10; (ii) the Subsidiary Senior Subordinated Guaranty Agreement; and (iii) the Subsidiary Senior Guaranty Agreement.
         .Section 5.16. Repurchase of Notes;. Neither the Company nor any Restricted Subsidiary or other Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless the offer has been made to repurchase Notes, pro rata, from all holders of the Notes at the same time and upon the same terms. In case the Company repurchases any Notes, such Notes shall thereafter be cancelled and no Notes shall be issued in substitution therefor. Without limiting the foregoing, upon the repurchase or other acquisition of any Notes by the Company, any Restricted Subsidiary or any other Affiliate, such Notes shall no longer be outstanding for purposes of any section of this Agreement relating to the taking by the holders of the Notes of any actions with respect hereto. If, notwithstanding the provisions of this ss.5.16, the Company purchases or acquires less than all of the Notes, the amount of the payment required at maturity of the Notes and each prepayment of the Notes required to be made pursuant to ss.2.1 shall be reduced in the proportion that the principal amount of such purchase or other acquisition bears to the unpaid principal amount of the Notes immediately prior to such purchase or other acquisition (after giving effect to any prepayment made pursuant to ss.2.1 on the date of such prepayment, purchase or other acquisition).
         .Section 5.17. Transactions with Affiliates;. The Company will not, and will not permit any Restricted Subsidiary to, enter into or be a party to, any transaction or arrangement with any Affiliate (including without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

         .Section 5.18. Investments;. The Company will not, and will not permit any Restricted Subsidiary to make any Investment except:
                  (a) Investments in obligations of the United States of America (or any agency thereof for which the full faith and credit of the United States of America is pledged for the repayment of principal and interest thereof) maturing in twelve months or less from the date of acquisition thereof;
                  (b) certificates of deposit of any banking institution with combined capital and surplus of at least $500,000,000, maturing in twelve months or less from the date of acquisition thereof which, at the time of acquisition by the Company or any Restricted Subsidiary, is accorded the rating of A or better by S&P and A2 or better by Moody's, or if S&P and/or Moody's is no longer rating any such certificates of deposit, then an equivalent rating by any other nationally recognized credit rating agency of similar standing;
                  (c) loans, advances and extensions of credit to or for the benefit of consumer/borrowers in the ordinary course of business in accordance with ss.5.6;
                  (d) Investments by the Company or any Restricted Subsidiary in and to any other Restricted Subsidiary provided, however, Investments by the Company in and to the Insurance Subsidiary shall not exceed $500,000 in the aggregate;
                  (e) Investments in commercial paper maturing in 270 days or less from the date of issuance thereof which, at the time of acquisition by the Company or any Restricted Subsidiary, is accorded the rating of P1 or better by S&P and A1 or better by Moody's, or if S&P and/or Moody's is no longer rating any such commercial paper, then an equivalent rating by any other nationally recognized credit rating agency of similar standing; or
                  (f) other Investments (in addition to those permitted in clauses (a) through (e) above) provided that the aggregate amount of all such Investments shall not at any time exceed 10% of Consolidated Adjusted Net Worth.
         .Section 5.19. Termination of Pension Plans;. The Company will not and will not permit any Subsidiary to withdraw from any Multiemployer Plan or permit any employee benefit plan maintained by it to be terminated if such withdrawal or termination could result in withdrawal liability (as described in
Part 1 of Subtitle E of Title IV of ERISA) or the imposition of a Lien on any property of the Company or any Subsidiary pursuant to Section 4068 of ERISA.
         .Section 5.20. Reports and Rights of Inspection;. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with GAAP consistently maintained (except for changes disclosed in the financial statements furnished to you pursuant to this ss.5.20 and concurred in by the independent public accountants referred to in ss.5.20(b) hereof), and will furnish to each holder of a Note and the Security Trustee (in duplicate if so specified below or otherwise requested):
                  (a) Quarterly Statements. As soon as available and in any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year, a copy of:
                       (1) consolidated and consolidating  balance sheets of the
                  Company and its Restricted Subsidiaries as of the close of such quarter and, in the case of the consolidated balance sheets, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year,
                       (2) consolidated and  consolidating  statements of income
                  and retained earnings of the Company and its Restricted Subsidiaries for the portion of the fiscal year ending with such quarter and, in the case of the consolidated statements of income and retained earnings, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year,
                       (3) consolidated and consolidating  statements of changes
                  in financial position of the Company and its Restricted Subsidiaries for the portion of the fiscal year ending with such quarter and, in the case of the consolidated statements of changes in financial position, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year, and
                       (4) consolidated and consolidating statements of cash flows of the Company and its Restricted Subsidiaries for the portion of the fiscal year ending with such quarter and, in the case of the consolidated statements of cash flows, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct, by an authorized financial officer of the Company;
                  (b) Annual Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Company, a copy of:
                       (1) consolidated and consolidating  balance sheets of the
                  Company and its Restricted Subsidiaries as of the close of such fiscal year,
                       (2) consolidated and  consolidating  statements of income
                  and retained earnings and changes in financial position of the Company and its Restricted Subsidiaries for such fiscal year, and
                       (3) consolidated and consolidating  statements of changes
                  in cash flows of the Company and its Restricted Subsidiaries for such fiscal year, in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion, unqualified as to scope limitations imposed by the Company and otherwise without qualification except as therein noted, thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements have been prepared in accordance with GAAP consistently applied (except for noted changes in application in which such accountants concur) and present fairly the financial condition of the Company and its Restricted Subsidiaries and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;
                  (c) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Restricted Subsidiary and any management letter received from such accountants and the Company's response, if any, to such management letter;
                  (d) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice, proxy statement or statement of additional information sent by the Company to stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Subsidiaries;
                  (e) Requested Information. With reasonable promptness, such other data and information as any holder of any Note or the Security Trustee may reasonably request;
                  (f) Officers' Certificates. Within the periods provided in paragraphs (a) and (b) above, a certificate of an authorized financial officer of the Company stating that he has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to determine whether the Company was in compliance with the requirements of ss.5.7 through ss.5.18, inclusive, at the end of the period covered by the financial statements then being furnished, and (ii) whether, to the best of his knowledge, there existed as of the date of such financial statements and whether, to the best of his knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto;
                  (g) Accountant's Certificates. Within the period provided in paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further, whether in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof;
                  (h) Unrestricted Subsidiaries. Within the respective periods provided in paragraph (b) above, financial statements of the character and for the dates and periods as in said paragraph (b) provided covering each Unrestricted Subsidiary (or groups of Unrestricted Subsidiaries on a consolidated basis);
                  (i) Loan Loss Reserve Report. On or before the twenty-fifth day of every month, a loan loss reserve report with respect to the Company and its Restricted Subsidiaries for the immediately preceding month in form and substance reasonably satisfactory to the holders of the Notes;
                  (j) Loan Charge-off Recovery Report. On or before the twenty-fifthday of every month, a loan charge-off recovery report with respect to the Company and its Restricted Subsidiaries for the prior month in form and substance reasonably satisfactory to the holders of the Notes; and
                  (k) Borrowing Base Certificate. On or before the twenty-fifth day of every month, a Borrowing Base Certificate substantially in the form attached hereto as Exhibit H calculated as of the last day of the immediately preceding month.
Without limiting the foregoing, the Company will permit each holder of a Note and the Security Trustee (or such Persons as any holder or the Security Trustee may designate) to visit and inspect, any of the properties of the Company or any Subsidiary, to inspect any other Collateral, to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with such Persons the finances and affairs of the Company and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested. Any visitation, inspection or discussion shall be at the sole cost and expense of the Company; provided, however, that prior to the occurrence of a Default or Event of Default, the Company shall bear such costs and expenses not more frequently than once every semi-annual fiscal period.
 .SECTION 6. EVENTS OF DEFAULT AND REMEDIES THEREFOR;.
         .Section 6.1. Events of Default;. Any one or more of the following shall constitute an "Event of Default" as the term is used herein:
                  (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five days; or
                  (b) Default shall occur in the making of any required prepayment on any of the Notes as provided in ss.2.1; or
                  (c) Default shall occur in the making of any other payment of the principal of any Note or premium, if any, thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; or
                  (d) Default shall occur in the observance or performance of any covenant or agreement contained in ss.5.7 through ss.5.19; or
                  (e) Default shall occur in the observance or performance of any provision of this Agreement, the Company Security Agreement, the Subsidiary Security Agreement or the Subsidiary Senior Subordinated Guaranty Agreement which is not remedied within 30 days after the earlier to occur of (i) the date on which such failure shall first become known to any officer of the Company or (ii) the date on which notice thereof is given to the Company; or
                  (f) An "Event of Default" shall occur under the Revolving Credit Agreement (other than an Event of Default covered by clause (m) of this ss.6.1) or the Senior Note Agreements; or
                  (g) Default shall occur under any interest rate or currency protection agreement entered into by the Company or any Restricted Subsidiary with any bank or other financial institution; or

                  (h) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest or premium on any Indebtedness for Borrowed Money in excess of $1,000,000 (other than the Notes or the Senior Notes) of the Company or any Restricted Subsidiary, individually or in the aggregate, and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or
                  (i) Default or the happening of any event shall occur under any indenture, agreement, or other instrument under which any Indebtedness for Borrowed Money in excess of $1,000,000 of the Company or any Restricted Subsidiary (other than this Agreement, the Senior Note Agreements, the Revolving Credit Agreement, the Subsidiary Senior Guaranty Agreement or the Subsidiary Senior Subordinated Guaranty Agreement), individually or in the aggregate, may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any Indebtedness for Borrowed Money of the Company or any Restricted Subsidiary outstanding thereunder; or
                  (j) Any representation or warranty made by the Company or any Restricted Subsidiary herein, in the Company Security Agreement, the Subsidiary Security Agreement, the Subsidiary Senior Subordinated Guaranty Agreement or made by the Company or any Restricted Subsidiary in any statement or certificate furnished by the Company or any
         Restricted Subsidiary in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company or any Restricted Subsidiary pursuant hereto or pursuant to the Company Security Agreement, the Subsidiary Security Agreement or the Subsidiary Senior Subordinated Guaranty Agreement, is untrue in any material respect as of the date of the issuance or making thereof; or
                  (k) The Subsidiary Senior Subordinated Guaranty Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable in whole or in part in any respect or shall otherwise cease to be in full force and effect or the Company or any Restricted Subsidiary takes any action for the purpose of repudiating or rescinding the Subsidiary Senior Subordinated Guaranty Agreement in whole or in part or the obligations of any Restricted Subsidiary, respectively, thereunder or the Company or any Restricted Subsidiary declares that the obligations of any Restricted Subsidiary under the Subsidiary Senior Subordinated Guaranty Agreement are unenforceable in whole or in part; or
                  (l) The Company Security Agreement or the Subsidiary Security Agreement shall cease to be in full force and effect, or shall cease to give the Security Trustee the Liens purported to be created thereby or, in the reasonable judgment of the holders of the Notes, the practical realization of the benefits of the Liens and security interest purported to be created thereby; or
                  (m) The Company shall for any reason fail to make any required prepayment of the Revolving Credit Notes pursuant to Section 2.6(b)(ii) of the Revolving Credit Agreement within one day after such prepayment becomes due; or
                  (n) Final judgment or judgments for the payment of money aggregating in excess of $100,000 is or are outstanding against the Company or any Restricted Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry; or
                  (o) A custodian, trustee or receiver is appointed for the Company or any Restricted Subsidiary or for the major part of the property of either and is not discharged within 45 days after such appointment; or
                  (p) The Company or any Restricted Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Restricted Subsidiary causes or suffers an order for relief to be entered with respect to it under applicable Federal bankruptcy law or applies for or consents to the appointment of a custodian, trustee or receiver for the Company or such Restricted Subsidiary or for the major part of the property of either; or
                  (q) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Restricted Subsidiary and, if instituted against the Company or any Restricted Subsidiary, are consented to or are not dismissed within 60 days after such institution; or
                  (r) The Company or any ERISA Affiliate shall fail to pay when due an amount or amounts aggregating in excess of $100,000 which it shall have become liable to pay to the Pension Benefit Guaranty Corporation (the "PBGC") or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $100,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Company or any ERISA Affiliate, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Company or any ERISA Affiliate to enforce
         Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated.
         .Section 6.2. Notice to Holders;. When any Default or Event of Default described in the foregoing ss.6.1 has occurred, or if the holder of any Note or of any other evidence of Indebtedness of the Company gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice within three business days (except as otherwise specifically provided herein) of such event to all holders of the Notes then outstanding, such notice to be in writing and sent by registered or certified mail or by telegram.
         .Section 6.3. Acceleration of Maturities;. When any Event of Default described in paragraph (a), (b) or (c) of ss.6.1 has happened and is continuing, any holder of any Note may, and when any Event of Default described in paragraphs (d) through (n), inclusive, or (r) of said ss.6.1 has happened and is continuing, the holder or holders of at least a majority of the principal amount of Notes at the time outstanding may, by notice in writing sent by personal delivery, prepaid overnight mail or courier service or registered or certified mail to the Company, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraphs (o), (p) or (q) of ss.6.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of the Notes the entire principal and interest accrued on the Notes and, to the extent permitted by law, liquidated damages for the loss of the bargain evidenced hereby in an amount equal to the Make-Whole Amount. No course of dealing on the part of any holder of a Note and no delay or failure on the part of any holder of a Note to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the holder or holders of the Notes all costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith.
         .Section 6.4. Rescission of Acceleration;. The provisions of ss.6.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (n), inclusive, or (r) of ss.6.1, the holders of at least a majority in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:
                  (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes, this Agreement, the Company Security Agreement, the Subsidiary Security Agreement or the Subsidiary Senior Subordinated Guaranty Agreement;
                  (b) all arrears of interest upon, premium and principal payable in respect of all of the

         Notes and all other sums payable under the Notes and under this Agreement, the Company Security Agreement, the Subsidiary Security Agreement and the Subsidiary Senior Subordinated Guaranty Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under ss.6.3) shall have been duly paid; and

                  (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to ss.7.1;
and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.
 .SECTION 7. AMENDMENTS, WAIVERS AND CONSENTS;.
         .Section 7.1. Consent Required;. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least 76% in aggregate principal amount of outstanding Notes; provided that without the written consent of the holders of all of the Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective (i) which will change the time of payment (including any prepayment required by ss.2.1) of the principal of or the interest on any Note or change the principal amount thereof or change the rate of interest thereon, (ii) which will change any of the provisions with respect to optional prepayments or (iii) which will change the percentage of holders of the Notes required to (A) consent to any such amendment, alteration, waiver or modification or any of the provisions of this ss.7 or (B) accelerate the Notes or rescind the acceleration of the Notes pursuant to ss.6.
         .Section 7.2. Effect of Amendment or Waiver;. Any such amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.
 .'SECTION 8. INTERPRETATION OF AGREEMENT; DEFINITIONS';.
         .Section 8.1. Definitions;. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:
         "Affiliate" shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock (determined by number of shares or number of votes) of the Company or (iii) 5% or more of the Voting Stock (determined by number of shares or number of votes) (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.
         "Agent" shall mean Harris Trust and Savings Bank and its permitted successors and assigns, in each case in its capacity as agent for the Banks under the Revolving Credit Agreement.
         "Banks" shall mean Harris Trust and Savings Bank, The First National Bank of Chicago, LaSalle National Bank and the other banks or financial institutions that are or become a party to the Revolving Credit Agreement.
         "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.
         "Capitalized Rentals" of any Person shall mean as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be required to be reflected under GAAP as a liability on a consolidated balance sheet of such Person.
         "Closing Date" shall have the meaning as defined in ss.1.3. "Collateral" shall have the meaning as defined in the Company Security
Agreement and the

Subsidiary Security Agreement.
         "Company Security Agreement"  shall  have the  meaning  as  defined  in
ss.1.2.
         "Consolidated Adjusted Net Worth" at any date means:
                  (a) as to any corporation, the amount of capital stock liability plus (or minus in the case of a deficit) the capital surplus and earned surplus of the Company and its Restricted Subsidiaries on a consolidated basis, and as to any partnership or limited liability company, the capital account of the Company and its Restricted Subsidiaries on a consolidated basis; less (without duplication)
                  (b) the net book value, after deducting any reserves applicable thereto, of all items of the following character which are included in the assets of the Company and its Restricted Subsidiaries, to wit:
                       (i) all real property, fixed assets, unamortized leasehold improvements and furniture, fixtures and equipment other than property held for immediate sale, lease or other liquidation which has been held by the Company or a Restricted Subsidiary for less than 90 days;
                       (ii) all deferred  charges  (other than deferred  Federal
                  income taxes and deferred investment tax credits) and prepaid expenses other than prepaid interest, prepaid taxes and prepaid insurance premiums;
                       (iii) treasury stock;
                       (iv) unamortized debt discount and capitalized expense and unamortized stock discount and capitalized expense;
                       (v) good will,  organizational  or experimental  expense,
                  patents, trademarks, copyrights, trade names and other intangibles;
                       (vi) Minority Interests;
                       (vii) "direct loan origination costs" as set forth in FASB 91;
                       (viii) all Restricted Investments;
                       (ix) the excess,  if any, of (A) net  charge-offs  of the
                  Company and its Restricted Subsidiaries over the twelve-month period ending with such date over (B) reserves for credit losses of the Company and its Restricted Subsidiaries as at such date; and
                       (x) any surplus  resulting  from any write-up in the book
                  value of assets of the Company or any Restricted Subsidiary subsequent to March 31, 1997.
         "Consolidated Net Income" for any period shall mean the gross revenues of the Company and its Restricted Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis in accordance with GAAP consistently applied and after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:
                  (a) any gains or losses on the sale or other disposition of investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;
                  (b) the proceeds of any life insurance policy;
                  (c) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;
                  (d) net earnings and losses of any Person (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner, realized by such other Person prior to the date of such acquisition;
                  (e) net earnings and losses of any Person (other than a Restricted Subsidiary) with which the Company or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Company or a Restricted Subsidiary prior to the date of such consolidation or merger;
                  (f)  net  earnings  of  any  business  entity  (other  than  a
         Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of cash distributions;

                  (g) any portion of the net earnings of any Restricted Subsidiary (other than the Insurance Subsidiary) which for any reason is unavailable for payment of dividends to the Company or any other Restricted Subsidiary;
                  (h) earnings resulting from any reappraisal, revaluation or write-up of assets;
                  (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;
                  (j) any gain arising from the acquisition of any Securities of the Company or any Restricted Subsidiary;
                  (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period; and
                  (l) any portion of the net earnings of the Insurance Subsidiary in excess of $500,000 (on a cumulative basis) which has not actually been distributed to the Company in the form of cash. "Consolidated Net Worth" shall mean as of the date of any determination thereof the total assets of the Company and its Restricted Subsidiaries less the total liabilities of the Company and its Restricted Subsidiaries determined in accordance with GAAP.
         "Consolidated Tangible Net Worth" shall mean as of the date of any determination thereof Consolidated Net Worth less intangible assets of the Company and its Restricted Subsidiaries determined in accordance with GAAP.
         "Default" shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.
         "Determination Date" shall mean the last day of the fiscal quarter of the Company occurring after the Closing Date in which the Company has maintained a Consolidated Tangible Net Worth in excess of $42,000,000 at the end of such fiscal quarter.
         "EBIT" for any period shall mean the sum of (i) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (ii) all provisions for any Federal, state or other income taxes made by the Company and its Restricted Subsidiaries during such period and (iii) all Interest Charges on all Indebtedness (including the interest component of Capitalized Rentals) of the Company and its Restricted Subsidiaries.
         "Environmental Legal Requirement" shall mean any international, Federal, state or local statute, law, regulation, order, consent decree, judgment, permit, license, code, covenant, deed restriction, common law, treaty, convention, ordinance or other requirement relating to public health, safety or the environment, including without limitation, those relating to releases, discharges or emissions to air, water, land or ground water, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, or Hazardous Substances or crude oil, or any fraction thereof, or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to the property of the Company or any of its Subsidiaries or the operation, construction or modification of any thereof, including without limitation the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Control Act, the Clean Air Act of 1966, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1977, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975 and the Oil Pollution Act of 1990 and any similar or implementing state law, and any state statute and any further amendments to these laws, providing for financial responsibility for cleanup or other actions with respect to the release o threatened release of Hazardous Substances or crude oil, or any fraction thereof and all rules, regulations, guidance documents and publication promulgated thereunder.
         "ERISA" shall mean the Employment Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections to ERISA shall be construed to also refer to any successor sections.
         "ERISA Affiliate" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.
         "Event of Default" shall have the meaning as defined in ss.6.1.
         "Fixed Charges" for any period shall mean on a consolidated basis the sum of (i) all Rentals (other than Capitalized Rentals) payable during such period by the Company and its Restricted Subsidiaries, and (ii) all Interest Charges on all Indebtedness (including the interest component of Capitalized Rentals) of the Company and its Restricted Subsidiaries.
         "GAAP" shall mean generally accepted accounting principles at the time in the United States.
         "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation, of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for Borrowed Money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for Borrowed
Money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.
         "Hazardous Substances" shall mean any hazardous or toxic material, substance or waste pollutant or contaminant which is regulated as such under any statute, law, ordinance, rule or regulation of any Federal, regional, state or local authority having jurisdiction over the property of the Company or any Subsidiary or its use, including but not limited to any material, substance or waste which is: (a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S.C. ss.1317), as amended; (b) regulated as a hazardous waste under Section 1004 of the Federal Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et seq.), as amended; (c) defined as a hazardous substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, as amended; (d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes or (e) petroleum or products derived therefrom.
         "Indebtedness" of any Person shall mean and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capitalized Rentals, (v) all obligations of such Person on or with respect to letters of credit, bankers' acceptances and other extensions of credit whether or not representing obligations for borrowed money and (vi) Guaranties of obligations of others of the character referred to in this definition.

         "Indebtedness for Borrowed Money" of any Person shall mean (a) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets, (b) all Capitalized Rentals of such Person, and (c) all Guaranties by such Person of Indebtedness for Borrowed Money of others, it being understood that Indebtedness for Borrowed Money shall not include trade payables in the ordinary course of business.
         "Institutional Holder" shall mean any insurance company, bank, savings and loan association, trust company, investment company, charitable foundation, employee benefit plan (as defined in ERISA) or other institutional investor or financial institution.
         "Insurance Subsidiary" shall mean any one Subsidiary (i) which is organized under the laws of the British Virgin Islands or such other jurisdiction as shall be consented to in writing by the holders of the Notes;
(ii) which conducts substantially all of its business and has substantially all of its assets within the British Virgin Islands or such other jurisdiction as shall be consented to in writing by the holders of the Notes; (iii) of which
100% (by number of votes) (other than directors' qualifying shares) of the Voting Stock is owned by the Company; and (iv) which is engaged in the business of reinsuring the credit insurance written by the Subsidiaries.
         "Interest Charges" for any period shall mean all interest and all amortization of debt discount and expense on any particular Indebtedness for which such calculations are being made.
         "Investments" shall mean all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.
         "Junior Subordinated Debt" shall mean all unsecured Indebtedness for Borrowed Money of the Company which (i) pursuant to its terms matures on a date later than the stated maturity date of the Notes and (ii) contains or has applicable thereto subordination provisions substantially in the form set forth in Exhibit G hereto but with appropriate adjustments therein so as to provide that such Junior Subordinated Debt be subordinate and junior to all Senior Debt and Senior Subordinated Debt (but not to any other Indebtedness of the Company) rather than only to Senior Debt or such other provisions as may be approved in writing by the holders of all of the outstanding Notes and Senior Notes (exclusive of any Notes or Senior Notes held by a Subsidiary or other Affiliate).
         "Lien" shall mean any interest in property securing an obligation owed to a Person, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest arising from a mortgage, security agreement, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" includes reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions and encumbrances, including but not limited to mechanics', materialmen's, warehousemen's, carriers' and other similar encumbrances, affecting property. For the purposes of this Agreement, a Person shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.
         "Make-Whole Amount" as at any date a payment thereof is due (the "payment date") in connection with a payment or prepayment of any Notes shall mean the excess of (a) the present value as at the payment date of the Prepaid Cash Flows, discounted quarterly at an annual rate which is equal to the Reinvestment Rate plus .50%, over (b) the aggregate principal amount of such Notes then to be paid or prepaid. The Make-Whole Amount shall in no event be less than zero. For purposes of any determination of the Make-Whole Amount:


                  "Prepaid Cash Flows" shall mean, for each date on which a payment of principal or interest, or both, is scheduled to become due on the Notes, an amount determined by subtracting (i) the amount of such payment scheduled to become due on such date after giving effect to any prepayment pursuant to ss.2.1 on the date as to which the determination is being made and the application of such prepayment from
         (ii) the amount of such payment which would have become due on such date but for such prepayment.
                  "Reinvestment Rate" shall mean the asked yield to maturity of the United States Treasury obligations with a maturity (as compiled by and published on Telerate Page 5 or its successor not more than five business days immediately preceding the payment date) most nearly equal to the remaining Weighted Average Life to Maturity of the Prepaid Cash Flows as at the payment date. If such rate shall not have been so published, the Reinvestment Rate in respect of such payment date shall mean the mean of the yields to maturity of United States Treasury obligations (as compiled by and published in the United States Federal Reserve Bulletin or its successor publication for each of the two weeks immediately preceding the payment date) with a constant maturity most nearly equal to the Weighted Average Life to Maturity of the Prepaid Cash Flows as at the payment date. If no maturity exactly corresponding to such remaining Weighted Average Life shall appear therein, yields for the next longer and the next shorter published maturities shall be calculated pursuant to the foregoing sentence and the Reinvestment Rate shall be interpolated from such yields on a straight-line basis (rounding to the nearest month). If such rates shall not have been so published, the Reinvestment Rate in respect of such determination date shall be calculated pursuant to the next preceding sentence on the basis of the arithmetic mean of the arithmetic means of the secondary market ask rates, as of approximately 3:30 P.M., New York City time, on the last business days of each of the two weeks preceding the payment date, for the actively traded U.S. Treasury security or securities with a maturity or maturities most closely corresponding to the remaining Weighted Average Life to Maturity, as reported by three primary United States Government securities dealers in New York City of national standing selected in good faith by the Company.
                  "Weighted Average Life to Maturity" with respect to the Prepaid Cash Flows means, as at the payment date for the determination of the Reinvestment Rate, the number of years obtained by dividing the then Remaining Dollar-years of such Prepaid Cash Flows by the principal amount of the prepayment. The term "Remaining Dollar-years" of the Prepaid Cash Flows means the product obtained by (i) multiplying (A) the principal portion of each Prepaid Cash Flow (including payment at final maturity), by (B) the number of years (calculated to the nearest one-twelfth) between the time of determination and the date of such Prepaid Cash Flow, and (ii) totaling all the products obtained in the computations described in clause (i).
         "Material Plan" shall have the meaning as defined in ss.6.1.
         "Maximum Principal Amount" shall mean the sum of (i) $65,000,000,  plus
(ii) any principal amount in excess thereof agreed to in writing by the holders of the Notes, plus (iii) any principal amount in excess thereof; provided, that, at the time of any increase in the amount of the commitment of the Banks under the Revolving Credit Agreement, the Agent shall have received a certificate or certificates of the Chief Financial Officer of the Company and an authorized officer of each holder of the Notes, in each case, certifying that on the date of such increase and after giving effect thereto and, in the case of clause (B) below, after giving effect to the treatment of the maximum aggregate amount of the commitment as so increased as having been incurred as Indebtedness for Borrowed Money on the last day of the calendar month then most recently ended and, in the case of any certificate delivered by any holder of the Notes, to the knowledge of such holder, (A) there does not exist any Default or Event of Default under clauses (a), (b), (c), (n), (o), (p) or (q) of ss.6.1 as in effect on the Closing Date or under ss.5.7, ss.5.8, ss.5.9, ss.5.10, ss.5.11 (but only to the extent such Default or Event of Default under ss.5.11 relates to a Lien on property of the Company or any Restricted Subsidiary with a fair market value in excess of $1,000,000), ss.5.12, ss.5.13 or ss.5.18 as in effect on the Closing Date and (B) the ratio of Indebtedness for Borrowed Money (as defined on the Closing Date) of the Company and its Restricted Subsidiaries to Consolidated Adjusted Net Worth (as defined on the Closing Date) for the calendar month then most recently ended does not exceed 6.5 to 1.
         "Minority Interests" shall mean any shares of stock, partnership interests, membership interests or other equity interests of any class of a Restricted Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, by valuing Minority Interests constituting common stock at the book value of the capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock, and by valuing Minority Interests constituting partnership or limited liability company membership interests at the book value of such interest.
         "Moody's" shall mean Moody's Investors Service, Inc.
         "Multiemployer Plan" shall have the same meaning as in ERISA.
         "Net Income Available for Fixed Charges" for any period shall mean the sum of (i) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (ii) all provisions for any Federal, state or other income taxes made by the Company and its Restricted Subsidiaries during such period and (iii) Fixed Charges of the Company and its Restricted Subsidiaries during such period.
         "Notes" shall have the meaning as defined in ss.1.1.
         "Operating Margin" shall mean as of the date of any determination thereof the sum of the pretax net operating income of the Company and its Restricted Subsidiaries plus amortization of intangible assets of the Company and its Restricted Subsidiaries divided by the total revenues of the Company and its Restricted Subsidiaries, in each case, determined on a consolidated basis in accordance with GAAP.
         "PBGC" shall have the meaning as defined in ss.6.1.
         "Person" shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization, and a government agency or political subdivision thereof.
         "Plan" means a "pension plan" as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.
         "Pledged Collateral" shall have the meaning as defined in the Company Security Agreement or in the Subsidiary Security Agreement, as the context may require.
         "Purchaser" shall have the meaning as defined in ss.1.1.
         "Receivables" shall mean all accounts receivable, receivables, contract rights, controls, instruments, notes, drafts, bills, acceptances, documents, chattel paper, general intangibles and other forms of obligations owing to a Person.
         "Rentals" shall mean and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.
         "Reportable Event" shall have the same meaning as in ERISA.
         "Restricted Investments" shall mean all Investments other than the Investments permitted by paragraphs (a) through (f), both inclusive, of ss.5.18.
         "Restricted Subsidiary" shall mean the Insurance Subsidiary, if any, and any other Subsidiary (i) which is organized under the laws of the United States or any State thereof; (ii) which conducts substantially all of its business and has substantially all of its assets within the United States; and
(iii) of which 100% (by number of votes) of the Voting Stock is owned by the Company and/or one or more Restricted Subsidiaries.
         "Revolving Credit Agreement" shall mean that certain Amended and Restated Revolving Credit Agreement dated as of June 30, 1997 among the Company, the Agent and the Banks, as the same may from time to time be amended, restated, modified, supplemented or waived pursuant to the terms thereof.
         "Revolving Credit Notes" shall mean the borrowings pursuant to the Revolving Credit Agreement, whether or not such borrowings are evidenced by promissory notes and as the same may from time to time be amended or restated pursuant to the terms thereof and any notes executed in replacement thereof, in a maximum aggregate principal amount of borrowings at any one time outstanding not to exceed the Maximum Principal Amount.

         "S&P" shall mean Standard & Poor's Ratings Services Group, a division of The McGraw-Hill Companies, Inc.
         "Security" shall have the same meaning as in Section 2(a) (1) of the Securities Act of 1933, as amended.
         "Security Trustee" shall mean Harris Trust and Savings Bank, an Illinois banking corporation, and its successors and assigns under the Company Security Agreement and the Subsidiary Security Agreement.
         "Senior Debt" shall mean (i) the Senior  Notes,  (ii) the Voyager Note,
(iii) all other Indebtedness for Borrowed Money of the Company which is not expressed to be subordinate or junior to any other Indebtedness of the Company and (iv) all Indebtedness for Borrowed Money of Restricted Subsidiaries (other than the Subsidiary Senior Subordinated Guaranty Agreement and the Subsidiary Senior Guaranty Agreement).
         "Senior Indebtedness" shall have the meaning as defined in ss.9. "Senior Note Agreements" shall mean, collectively, the separate Amended and Restated Note Agreements, each dated as of June 30, 1997, between the Company and the respective note purchasers named therein, as the same may from time to time be amended, restated, modified, supplemented or waived pursuant to the terms thereof.
         "Senior Notes" shall mean the Senior Secured Notes and the Revolving Credit Notes.
         "Senior Secured Notes" shall mean the Senior Secured Notes due December 1, 1999 issued pursuant to the Senior Note Agreements, as such Notes may from time to time be amended or restated pursuant to the terms thereof and of the Senior Note Agreements and any notes executed in replacement thereof.
         "Senior Subordinated Debt" shall mean (i) the Notes and (ii) all other unsecured Indebtedness for Borrowed Money of the Company which (A) pursuant to its terms matures on a date later than the stated maturity date of the Senior Notes and (B) contains or has applicable thereto subordination provisions substantially in the form set forth in Exhibit G hereto or such other provisions as may be approved in writing by the holders of all of the outstanding Notes and Senior Notes (exclusive of any Notes and Senior Notes held by a Subsidiary or other Affiliate).
         The term "subsidiary" shall mean, as to any particular parent corporation, any corporation, partnership, limited liability company or other entity of which more than 50% (by number of votes or other similar decision-making authority) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations, partnerships, limited liability companies or other entities which are themselves subsidiaries of such parent corporation. The term "Subsidiary" shall mean a subsidiary, directly or indirectly, of the Company.
         "Subsidiary Senior Guaranty Agreement" shall mean that certain Amended and Restated Guaranty Agreement dated as of June 30, 1997 of each Restricted Subsidiary (other than the Insurance Subsidiary) for the benefit of the holders of the Senior Notes, as the same may from time to time be amended, restated, modified, supplemented or waived pursuant to the terms thereof.
         "Subsidiary Senior Subordinated Guaranty Agreement" shall have the meaning as defined in ss.1.2.
         "Subsidiary Security Agreement" shall have the meaning as defined in ss.1.2.
         "Trigger Date" shall mean the last day of the fiscal quarter of the Company occurring after the Closing Date in which the Company has maintained (i) a Consolidated Tangible Net Worth in excess of $42,000,000 throughout such fiscal quarter and (ii) an Operating Margin in excess of 25% for the four consecutive fiscal quarter period ending on such date.
         "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Company or any ERISA Affiliate to the PBGC or the Plan under Title IV of ERISA.
         "Unrestricted Subsidiary" shall mean any Subsidiary which is not a Restricted Subsidiary.
         "Unsecured Receivables" shall have the meaning as defined in the Subsidiary Security Agreement.
         "Voting Stock" shall mean Securities or other equity interests of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors

(or Persons performing similar functions).
         "Voyager Note" shall mean the 10% Senior Debenture of the Company, dated October 23, 1989, payable to Voyager Life Insurance Company, without taking into account any amendment thereof other than any amendment which extends the maturity date thereof.
         "Weingarten Lien" shall mean the Lien of Weingarten Realty Investors as in effect on the Closing Date and as reflected on the UCC-1 financing statement filed with the Secretary of State of the State of Texas on August 21, 1989 against World Finance Corporation of Texas under document number 189822 and continued by the UCC-3 financing statement filed with the Secretary of State of the State of Texas on July 15, 1994 under document number 685105.
         .Section 8.2. Accounting Principles;.  Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.
         .Section 8.3. Directly or Indirectly;. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.
 .C.SECTION 9. SUBORDINATION;.
         .Section   9.1.   Subordination   to   Senior   Indebtedness;.   The
Indebtedness evidenced by the Notes (whether for principal, interest or premium) and any renewals or extensions thereof, and any and all other obligations and liabilities owing under this Agreement and all other instruments and agreements relating thereto, shall at all times be wholly subordinate and junior in right of payment to any and all indebtedness of the Company or any of the Restricted Subsidiaries to the Security Trustee and/or the holders of the Senior Notes from time to time outstanding under the Senior Note Agreements, the Revolving Credit Agreement, the Company Security Agreement, the Subsidiary Security Agreement, the Subsidiary Senior Guaranty Agreement and the Senior Notes (collectively, the "Financing Documents") for (i) principal, interest and premium due thereunder (including, without limitation any interest which, but for the filing of a petition in bankruptcy or similar event, would accrue after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding of the Company) other than (A) any principal amount of borrowings outstanding under the Revolving Credit Notes in excess of the Maximum Principal Amount and (B) the related interest thereon, (ii) the amounts payable by the Company under the Revolving Credit Agreement in the form of fees pursuant to Sections 3.1 and 3.3 thereof as such Sections were in effect on the Closing Date or as amended or revised after the Closing Date but not in excess of the aggregate amount of the fees payable pursuant to Sections 3.1 and 3.3 as in effect on the Closing Date,
(iii) the amounts payable under the Revolving Credit Agreement for increased costs, taxes and indemnification as described in Section 10.3, Section 12.3 and paragraph (b) of Section 12.12, respectively, of the Revolving Credit Agreement,
(iv) the amounts payable by the Company under the Senior Note Agreements pursuant to the final paragraph of Section 8.4 of the Senior Note Agreements and
Section 8.13 of the Company Security Agreement, and (v) the first $2,500,000 of all other costs, claims, expenses and fees (including trustee's fees and attorneys' fees) which become payable by the Company pursuant to or arising out of the Financing Documents with respect to the Senior Notes (such indebtedness being herein referred to as "Senior Indebtedness"), in the manner and with the force and effect hereafter set forth:

                  (a) In the event of any liquidation, dissolution or winding up of the Company, or of any execution, sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization, or other similar proceeding relative to the Company or its property, all Senior Indebtedness shall first be paid in full before any payment is made upon the indebtedness evidenced by the Notes or related thereto and in any such event any payment or distribution of any kind or character, whether in cash, property or securities (other than in securities or other evidences of indebtedness the payment of which is subordinated to the payment of all Senior Indebtedness which may at the time be outstanding to at least the same extent as the payment of the Notes is subordinated thereto in this ss.9) which shall be made upon or in respect of the Notes shall be paid over to the Security Trustee for application in payment of the Senior Indebtedness unless and until such Senior Indebtedness shall have been paid or satisfied in full.
                  (b) In the event that the Notes are declared or become due and payable because of the occurrence of any Event of Default hereunder or otherwise (other than that portion of the Notes becoming due and payable by reason of any required prepayment pursuant to ss.2.1 hereof or any optional prepayment pursuant to ss.2.2 hereof with the prior written consent of the Agent and the holders of at least 76% in aggregate principal amount of outstanding Senior Secured Notes), under circumstances when the foregoing clause (a) shall not be applicable, the holders of the Notes shall be entitled to payments due thereon, other than regularly scheduled payments of interest and the payments of principal and interest due and payable under ss.2.1 hereof and at maturity (other than by acceleration), only after there shall first have been paid in full all Senior Indebtedness outstanding at the time the Notes so become due and payable (plus interest, fees and expenses incurred or accrued thereafter constituting Senior Indebtedness) because of any such event, or payment shall have been provided for in a manner satisfactory to the holders of such Senior Indebtedness.
                  (c)  Without  limiting  any of the  other  provisions  hereof, during:
                       (i) the  continuance  of any  default  in the  payment of
                  either principal, interest or premium, if any, on any Senior Indebtedness (a "Payment Default") no payment of principal, premium or interest or other amounts shall be made on or with respect to the Notes if either (A) a Blockage Period (hereinafter defined) exists with respect to such Payment Default or (B) judicial proceedings shall be pending in respect of such Payment Default; or
                       (ii) the  continuance  of any Event of Default  under the
                  Senior Note Agreements or the Revolving Credit Agreement resulting from the failure of the Company to comply with the covenants contained in Sections 5.8, 5.10(a)(i) 5.12, 5.13 or 5.20(k) of the Senior Note Agreements or Sections 8.8, 8.10(a)(i), 8.12, 8.13 or 8.20(k) of the Revolving Credit Agreement, in each case, as such Sections were in effect as of the Closing Date or as amended or modified subsequent to the Closing Date so long as such amended or modified covenants either (i) relate to the same matters covered by such Sections as of the Closing Date and are no more restrictive or (ii) are consented to by the holders of the Notes (any such event being a "Material Nonpayment Default"), no payment of principal, premium or interest shall be made on the Notes if either (A) a Blockage Period exists with respect to such Material Nonpayment Default or (B) judicial proceedings shall be pending in respect of such Material Nonpayment Default or any other Material Nonpayment Default, provided, that payment of principal, premium or interest to the holders of the Notes may not be prohibited by Blockage Periods pursuant to the preceding provisions (x) for more than an aggregate of 120 days in any twelve month period in the case of prohibitions arising from Material Nonpayment Defaults, (y) for more than an aggregate of 360 days for prohibitions arising from Material Nonpayment Defaults during the period beginning on the Closing Date and ending on the day next following the date on which the Notes have been paid in full, or (z) for more than an aggregate of 360 days in any thirteen month period. As used herein the term "Blockage Period" shall mean the period of time commencing upon (A) the occurrence of a Payment Default and ending either 180 days later or on such earlier date, if any, on which such Payment Default shall have ceased to continue, provided, that all of the holders of the Senior Indebtedness may (I) waive retroactively any Blockage Period resulting from a Payment Default within 10 business days after the occurrence of such Payment Default by delivery during such period of an instrument in writing to the Company to such effect and (II) waive any such Blockage Period at any time after such 10 business days by delivery of an instrument in writing to the Company to such effect, which waiver shall be effective not earlier than the date of delivery thereof and (B) in the case of a Material Nonpayment Default, the furnishing of a Blockage Notice as hereinafter provided and ending either 120 days later or on such earlier date, if any, on which such Material Nonpayment Default shall have ceased to continue, and the term "Blockage Notice" shall mean the furnishing of notice by the

         Security Trustee or one or more holders of Senior Indebtedness to the Company of a Material Nonpayment Default. For purposes of this paragraph (c) a Payment Default shall be deemed to be continuing until the principal, interest and/or premium which is overdue has been paid in full by the Company and a Material Nonpayment Default shall be deemed to be continuing until waived by the requisite holders of Senior Indebtedness by delivery of an instrument in writing to the Company to such effect, which waiver shall be effective not earlier than the date of delivery thereof. The Company agrees that immediately upon receipt of any Blockage Notice or an instrument from the holders of the Senior Indebtedness waiving a Blockage Period it will deliver copies thereof to each holder of the Notes. In addition, the Company agrees that (A) if any legal proceedings described in clauses (i) or (ii) above shall be instituted or (B) if any Payment Default or any Material Nonpayment Default shall be cured, waived or shall otherwise cease to exist, it shall promptly furnish notice thereof to each holder of the Notes.
                  (d) During any period of time when pursuant to paragraph (c) above payment of principal, premium and interest may not be made on the Notes the holders of the Notes shall not be deemed to be prohibited from (i) filing or initiating a petition in bankruptcy against the Company or instituting any other proceedings relating to insolvency, liquidation, readjustment, reorganization or other similar proceedings relative to the Company or its property or (ii) joining in any proceedings involving the Company initiated by the Security Trustee, any holder of Senior Indebtedness or other Person to collect or enforce such Senior Indebtedness or under laws relating to bankruptcy, insolvency, liquidation, readjustment, reorganization or other similar proceedings.
                  (e) In the event that notwithstanding this ss.9.1, the Company shall make any payment in respect of the Notes in violation of this ss.9.1, then until such violation shall have been cured (within the applicable time period) or waived or shall have ceased to exist, such payment shall be held by the recipient for the benefit of, and forthwith shall be paid over and delivered to, the Security Trustee for application to the payment of all Senior Indebtedness remaining unpaid unless and until all Senior Indebtedness shall have been paid or satisfied in full.
         .Section 9.2. Proofs of Claim;. If, while any Senior Indebtedness is outstanding, any bankruptcy, reorganization, insolvency, receivership, arrangement, composition or marshalling of assets or similar proceedings relating to the Company or its property is commenced by or against the Company or its property:
                  (a) The Security Trustee and/or the holders of the Senior Indebtedness each is hereby irrevocably authorized and empowered (in its own name or in the name of the holder of each Note or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in respect of the Notes and give acquittance therefor and to file claims and proofs of claim and take such other action (including without limitation enforcing any lien securing payment of the Notes) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the holders of such Notes; provided, however, (i) in no event shall the Security Trustee or any holder of such Senior Indebtedness be entitled to vote the Notes on behalf of the holders of the Notes and (ii) within 5 business days following the taking of any material action by the Security Trustee or the holders of the Senior Indebtedness pursuant to this paragraph (a), the Company will furnish each holder of the Notes written notice describing the action so taken; and
                  (b) The holder of each Note shall duly and promptly take such action as the Security Trustee and/or the holders of the Senior Indebtedness may reasonably request (i) to collect any payment with respect to the Notes for the account of the holders of such Senior Indebtedness and to file appropriate claims or proofs of claim in respect of the Notes, (ii) to execute and deliver to the Security Trustee and/or the holders of the Senior Indebtedness such powers of attorney, assignments, or other instruments as it may request in order to enable it to enforce any and all claims with respect to, and any liens securing payment of, the Notes, and (iii) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Notes;

provided, however, that the foregoing shall not waive or diminish the rights of each holder of the Notes to take any action (including, without limitation, the foregoing actions) itself in respect of enforcement of the Notes, and no waiver, consent or failure to pursue any right or remedy in respect of the Notes shall limit any rights which the Security Trustee or the holder of any Senior Indebtedness otherwise may have.
         .Section 9.3. No Waiver;. Except as otherwise specified in the preceding provisions of this ss.9, no right of the Security Trustee or any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any act or failure to act on the part of the Company, the Security Trustee or the holders of Senior Indebtedness, or by any noncompliance by the Company with any of the terms, provisions and covenants of the Notes or the agreement under which they are issued, regardless of any knowledge thereof that the Security Trustee or any such holder of Senior Indebtedness may have or be otherwise charged with.
         The holders of Senior Indebtedness may, without in any way affecting the obligations of the holders of the Notes with respect thereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness, or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other documents referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the exchange, release or nonperfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty securing such Senior Indebtedness, all without notice to or assent from the holders of the Notes and, so long as any Senior Indebtedness remains outstanding, all rights and interests of the holders of such Senior Indebtedness and all agreements and obligations of each holder of a Note and the Company under this Agreement shall remain in full force and effect irrespective of the foregoing. As soon as available the Company shall furnish to each holder of the Notes a copy of any amendment, modification or supplement to the Financing Documents and any waiver of any of the provisions thereof.
         .Section 9.4. Rights of Holders of Senior Indebtedness;. The Company agrees, for the benefit of the holders of Senior Indebtedness, that in the event that any Note is declared due and payable before its expressed maturity because of the occurrence of an Event of Default, (i) the Company will give prompt notice in writing of such happening to the holders of Senior Indebtedness and
(ii) all Senior Indebtedness shall forthwith become immediately due and payable upon demand, regardless of the expressed maturity thereof.
         .Section 9.5. Rights of Holders of Notes;. The foregoing provisions are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand, and the holders of the Notes on the other hand, and nothing herein shall impair, as between the Company and the holders of the Notes, the obligation of the Company which is unconditional and absolute, to pay the principal, premium, if any, and interest on the Notes in accordance with their terms, nor shall anything herein prevent the holders of the Notes from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the rights of the holders of Senior Indebtedness as herein provided for.
         .Section 9.6. Holders of Notes Agreement as to the Subsidiary Senior Subordinated Guaranty Agreement;. The holders of the Notes acknowledge that the Subsidiary Senior Subordinated Guaranty Agreement has been executed for their benefit by the Restricted Subsidiaries and agree to comply with the requirements and obligations set forth in Section 15 thereof of the holders of the Subordinated Guarantee Obligations thereunder and to be bound by the other provisions contained in Section 15 thereof.
 .SECTION 10. MISCELLANEOUS;.
        .Section 10.1.  Registered Notes;. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes (hereinafter called the "Note Register"), and the Company will register or transfer or cause to be registered or transferred, as hereinafter provided and under such reasonable regulations as it may prescribe, any Note issued pursuant to this Agreement.
         At any time and from time to time the registered holder of any Note which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing.
         The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any registered Note shall be made to or upon the written order of such registered holder.
        .Section 10.2. Exchange of Notes;. At any time, and from time to time, upon not less than ten days' notice to that effect given by the holder of any Note initially delivered or of any Note substituted therefor pursuant to ss.10.1, this ss.10.2 or ss.10.3, and, upon surrender of such Note at its office, the Company will deliver in exchange therefor, without expense to the holder, except as set forth below, Notes for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, in the denomination of the lesser of the then outstanding principal amount of the Note so surrendered or $1,000,000 or any amount in excess thereof as such holder shall specify, in each such case, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, payable to such Person or Persons, or order, as may be designated by such holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.
        .Section 10.3. Loss, Theft, Etc. of Notes;. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If you or any subsequent Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the unsecured written agreement of such owner to indemnify the Company.
        .Section 10.4. Expenses, Stamp Tax Indemnity;. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of your out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement, the Company Security Agreement, the Subsidiary Security Agreement and the Subsidiary Senior Subordinated Guaranty Agreement and the transactions contemplated hereby and thereby, including but not limited to:
                  (a) the cost of reproducing this Agreement, the Company Security Agreement, the Subsidiary Security Agreement, the Subsidiary Senior Subordinated Guaranty Agreement and the Notes;
                  (b) the reasonable fees and disbursements of Chapman and Cutler, your special counsel;
                  (c) the reasonable fees and disbursements of the local counsels listed in ss.4.1(f);
                  (d) all reasonable fees, costs and other expenses of the Security Trustee, as trustee under the Company Security Agreement and the Subsidiary Security Agreement;
                  (e)  all   recording  and  filing  fees  and  stamp  taxes  in
         connection with the recordation or filing and re-recordation or re-filing of the Company Security Agreement and the Subsidiary Security Agreement and financing and continuation statements and other notices of either thereof necessary to maintain the first perfected lien on the Collateral under the Company Security Agreement and the Subsidiary Security Agreement;
                  (f) the cost of conducting all reasonable Uniform Commercial Code and tax lien searches; and
                  (g) all fees, expenses and disbursements of the Security Trustee and the holders of the Notes (including without limitation, reasonable attorneys' fees and court costs) relating to any supplemental indentures, amendments, waivers or consents pursuant to the provisions of this

         Agreement, the Company Security Agreement, the Subsidiary Security Agreement, the Subsidiary Senior Subordinated Guaranty Agreement or the Notes (whether or not the same is actually executed or delivered), including without limitation, the fees, expenses and disbursements of the holders of the Notes following the occurrence and during the continuance of a Default or an Event of Default or in connection with any supplemental indenture, amendment, waiver or consent resulting from any work-out, restructuring or similar proceeding relating to the performance or non-performance by the Company or any Restricted Subsidiary of its obligations under the provisions of this Agreement, the Company Security Agreement, the Subsidiary Security Agreement, the Subsidiary Senior Subordinated Guaranty Agreement or the Notes as the result of any potential Default or Event of Default or incurred in connection with the enforcement of rights hereunder or under the Company Security Agreement, the Subsidiary Security Agreement, the Subsidiary Senior Subordinated Guaranty Agreement or the Notes as a result of any potential Default or Event of Default, whether or not a lawsuit is filed in connection therewith.
         Except as set forth in ss.10.2, the Company also agrees that it will pay and save you harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement, the Company Security Agreement, the Subsidiary Security Agreement, the Subsidiary Senior Subordinated Guaranty Agreement or the Notes, whether or not any Notes are then outstanding. Except as set forth in ss.10.2, the Company agrees to protect and indemnify you against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement.
       .Section 10.5. Powers and Rights Not Waived;  Remedies  Cumulative';.
No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have.
        .Section 10.6. Notices;. All communications provided for hereunder shall be in writing and, if to you, delivered or mailed by personal delivery, prepaid overnight mail or courier service or registered or certified mail, in each case, addressed to you at your address appearing on Schedule I to this Agreement or such other address as you or the subsequent holder of any Note initially issued to you, may designate to the Company in writing, and if to the Company, delivered or mailed by personal delivery, prepaid overnight mail or courier service or registered or certified mail to the Company at 108 Frederick Street, Greenville, South Carolina 29607-2532, Attention: Chief Financial Officer or to such other address as the Company may in writing designate to you or to a subsequent holder of the Note initially issued to you.
        .Section 10.7. Successors and Assigns;. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to your benefit and to the benefit of your successors and assigns, including each successive holder or holders of any Notes.
        .Section 10.8. Survival of Covenants and Representations;. All covenants, representations and warranties made by the Company and the Restricted Subsidiaries herein, in the Company Security Agreement, the Subsidiary Security Agreement, and the Subsidiary Senior Subordinated Guaranty Agreement and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.
        .Section 10.9. Severability;. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid.
         .Section 10.10. GOVERNING LAW;. THIS AGREEMENT AND THE NOTES ISSUED AND SOLD HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH SOUTH CAROLINA LAW.
         .Section 10.11. Captions;. The descriptive headings of the various Sections or parts of this

Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                                 WORLD ACCEPTANCE CORPORATION


                                                 By /s/ A. Alexander McLean III
                                                    Its Executive Vice President


Accepted as of June 30, 1997.


                                                 PRINCIPAL MUTUAL LIFE INSURANCE
                                                    COMPANY


                                                 By /s/ James C. Fifield
                                                    Its Counsel


                                                 By /s/ Kent T. Kelsey
                                                    Its Counsel

                                   SCHEDULE I

NAME AND ADDRESSES OF PURCHASER               PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
PRINCIPAL MUTUAL LIFE INSURANCE COMPANY        $8,000,000
                                               $2,000,000


711 High Street
$2,000,000
Des Moines, Iowa  50392-0800
Attention:  Investment-Securities
Telefacsimile:  (515) 248-2490
Confirmation:  (515) 248-3495

Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

With respect to the $8,000,000 Note:

ABA #073000228
Norwest Bank Iowa, N.A.
7th and Walnut Streets
Des Moines, Iowa 50309
       For credit to Principal Mutual Life Insurance Company
       Account No. 014752
       OBI  PFGSE  (S)  B61045()World   Acceptance  Corp.  Sr.
         Subordinated Notes due 2004


       With respect to the $2,000,000 Note:


       ABA #073000228
       Norwest Bank Iowa, N.A.
       7th and Walnut Streets
       Des Moines, Iowa  50309
       For credit to Principal Mutual Life Insurance Company
       Account No. 7051484
       OBI  PFGSE  (S)  B61045()World   Acceptance  Corp.  Sr.
         Subordinated Notes due 2004

       In each case with sufficient information (including interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds.
Notices
All notices with respect to payments to:

       Principal Mutual Life Insurance Company
       711 High Street
       Des Moines, Iowa  50392-0960
       Attention: Investment-Accounting & Treasury-Securities
       Telefacsimile:  (515) 248-2643

Confirmation:  (515) 248-8213
All other notices and communications to be addressed as first provided above. Name of Nominee in which Notes are to be issued: None
Tax Identification No.:  42-0127290

                              DESCRIPTION OF LIENS





                                            Schedule II to Senior Subordinated
                                            Note Agreement dated June 30, 1997


                              Description of Liens


Lien of Weingarten Realty Investors on certain property of World Finance Corporation of Texas, evidenced by UCC-1 financing statement No. 189822, filed August 21, 1989 in the Office of the Texas Secretary of State and continued by UCC-3 continuation statement No. 685105, filed July 15, 1994 in the Office of the Texas Secretary of State.

Liens consisting of immaterial utility easements and similar immaterial encumbrances on the real property of World Acceptance Corporation located at 108 Frederick Street, Greenville, South Carolina 29607. See Schedule B to owner's title policy attached.









                                   SCHEDULE II
                     (to Senior Subordinated Note Agreement)

                         EXHIBIT A (TO NOTE AGREEMENT)

                          WORLD ACCEPTANCE CORPORATION

                      10% Senior Subordinated Secured Note

                                Due June 30, 2004

No. R-, 19
-------   ----

$
         WORLD  ACCEPTANCE  CORPORATION,   a  South  Carolina  corporation  (the
"Company"), for value received, hereby promises to pay to



                              or registered assigns
                       on the thirtieth day of June, 2004
                             the principal amount of

                                                               DOLLARS ($      )
and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 10% per annum from the date hereof until maturity, payable quarterly on the thirtieth of each September, December, March and June in each year commencing September 30, 1997, and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 12% per annum after maturity, whether by acceleration or otherwise, until paid. Both the principal hereof, premium and interest hereon are payable at the principal office of the Company in Greenville, South Carolina in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.
         This Note is one of the 10% Senior Subordinated Secured Notes due June 30, 2004 (the "Notes") of the Company in the aggregate principal amount of $10,000,000 issued or to be issued under and pursuant to the terms and provisions of that certain Note Agreement dated as of June 30, 1997, as the same may from time to time be amended pursuant to the terms thereof (the "Note Agreement"), entered into by the Company with the original purchaser therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreement to all the benefits and security provided for thereby or referred to therein. Reference is hereby made to the Note Agreement for a statement of such rights and benefits and the terms of the subordination relating thereto.
         This Note and the other Notes outstanding under the Note Agreement may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreement and the Company Security Agreement (as hereinafter defined).
         The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreement.
         The Notes are secured, on a senior subordinated basis, by the Amended and Restated Security Agreement, Pledge and Indenture of Trust dated as of June 30, 1997 between the Company and Harris Trust and Savings Bank, as security trustee (the "Security Trustee"), as the same may from time to time be amended, restated, modified, supplemented or waived pursuant to the terms thereof (the "Company Security Agreement") and by the Amended and Restated Security Agreement, Pledge and Indenture of Trust dated as of June 30, 1997 between each Restricted Subsidiary and the Security Trustee, as the same may from time to time be amended, restated, modified, supplemented or waived pursuant to the terms thereof (the "Subsidiary Security Agreement"), to which Company Security Agreement, Subsidiary Security Agreement and all security agreements supplementary thereto, reference is hereby made for the statement thereof, including a description of the collateral, the nature and extent of the security and the rights of the holder or holders of the Notes and of the Security Trustee in respect thereof. The obligations of the Company under the Notes, the Note Agreement and the Company Security Agreement are guaranteed pursuant to that certain Guaranty Agreement dated as of June 30, 1997 of each Restricted Subsidiary, as the same may from time to time be amended, modified, supplemented, or waived pursuant to the terms thereof.

         This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                                                    WORLD ACCEPTANCE CORPORATION


                                                    By
                                                      Its

                [EXHIBIT B-FORM OF AMENDED AND RESTATED SECURITY
               AGREEMENT, PLEDGE AND INDENTURE OF TRUST OMITTED]

                         EXHIBIT C (TO NOTE AGREEMENT)

                         REPRESENTATIONS AND WARRANTIES

       The Company represents and warrants to you as follows:
         1. Subsidiaries. Annex A attached hereto states the name of each of the Company's Subsidiaries existing on the Closing Date, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and/or its Subsidiaries. Those Subsidiaries listed in Section 1 of said Annex A constitute Restricted Subsidiaries on the Closing Date. The Company has good and marketable title to all of the shares of the stock, partnership interest, membership interest or other applicable equity interest of each Subsidiary, free and clear in each case of any Lien other than the Lien of the Company Security Agreement and the Subsidiary Security Agreement. All such shares, partnership interests, membership interests and other equity interests have been duly authorized and validly issued and are fully paid and non-assessable.
         2. Organization and Authority. The Company, and each Subsidiary,
                  (a) is a corporation,  partnership,  limited liability company or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;
                  (b) has all requisite  corporate or other applicable power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted; and
                  (c) is duly licensed or qualified and is in good standing as a foreign corporation, partnership, limited liability company or other entity in each jurisdiction where the nature of the business conducted or the nature of the property owned or leased by it makes such licensing or qualification necessary.
         3. Financial Statements. (a) The consolidated and consolidating balance sheets of the Company and its Subsidiaries as of March 31 in each of the years 1993 to 1997, both inclusive, and the statements of income and retained earnings and of cash flows for the fiscal year ended on said date accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Company and otherwise without qualification except as therein noted, by KPMG Peat Marwick, were prepared in accordance with GAAP consistently applied except as therein noted, are correct and complete in all material respects and present fairly the financial position of the Company and its Subsidiaries as of such date and the results of their operations for such period.
                  (b)  Since  March  31,  1997,  there has been no change in the condition, financial or otherwise, of the Company and its Subsidiaries as shown on the consolidated balance sheet as of such date except changes in the ordinary course of business, none of which individually or in the aggregate have been materially adverse.
         4. Indebtedness. Annex B attached hereto correctly describes all Indebtedness for Borrowed Money of the Company and its Restricted Subsidiaries outstanding on the Closing Date.
         5. Full Disclosure. Neither the financial statements referred to in paragraph 3 hereof, nor the Agreement, the Company Security Agreement, the Subsidiary Security Agreement, the Subsidiary Senior Subordinated Guaranty Agreement nor any other written statement furnished by the Company or any Restricted Subsidiary to you in connection with the negotiation of the sale of the Notes, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to the Company or its Subsidiaries which the Company has not disclosed to you in writing which, individually or in the aggregate, materially affects adversely or, so far as the Company can now foresee, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries.
         6. Pending Litigation. Except for the litigation described on Annex C attached hereto, there are no proceedings pending or, to the knowledge of the Company threatened, against the Company or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of, individually or in the aggregate, materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries.
         7. Title to Properties. The Company and each Subsidiary has good and marketable title in fee simple (or its equivalent under applicable law) to all the real property and has good title to all the other property (including, but not limited to, the Collateral) it purports to own, including that reflected in the most recent balance sheet referred to in paragraph 3 except as sold or otherwise disposed of in the ordinary course of business and except for liens disclosed in notes to the financial statements referred to in paragraph 3 hereof or otherwise permitted by the Agreement, the Company Security Agreement or the Subsidiary Security Agreement.
            8. Patents and  Trademarks.  The Company and each Subsidiary owns or possesses all the patents, trademarks, trade names, service marks, copyright, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others which failure to own or possess or which conflict would, individually or in the aggregate, materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries.
         9. Sale Is Legal and Authorized. The sale of the Notes and compliance by the Company with all of the provisions of the Agreement, the Notes and the Company Security Agreement--
                  (a) are within the corporate powers of the Company and, on and as of the Closing Date, have been duly authorized by proper corporate action on the part of the Company;
                  (b)  assuming the  accuracy of the  Purchaser  representations contained in ss.3.2, will not violate any provisions of any law;
                  (c) will not  violate  any order of any court or  governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation or By-laws of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any liens or encumbrances on any property of the Company; and
                  (d) have been duly authorized on and as of the Closing Date by all necessary corporate action on the part of the Company, have been duly executed on the Closing Date by authorized officers of the Company and delivered on the Closing Date and constitute the legal, valid and binding contracts and agreements of the Company enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law) and to the discretion of the court before which any proceedings may be brought.
         10. No Defaults. No Default or Event of Default has occurred and is continuing. The Company is not in default in the payment of principal or interest on any Indebtedness for Borrowed Money and is not in default under any instrument or instruments or agreements under and subject to which any Indebtedness for Borrowed Money has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.
         11. Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company and each Restricted Subsidiary of the Agreement, the Company Security Agreement, the Subsidiary Security Agreement, the Subsidiary Senior Subordinated Guaranty Agreement or the Notes, as the case may be, or compliance by the Company and each Restricted Subsidiary with any of the provisions of the Agreement, the Company Security Agreement, the Subsidiary Security Agreement, the Subsidiary Senior Subordinated Guaranty Agreement or the Notes, as the case may be.

         12. Taxes. As of the Closing Date, except as disclosed on Annex D attached hereto, all tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid. The Company does not know of any proposed additional tax assessment against it for which adequate provision in accordance with GAAP has not been made on its accounts. The Federal income tax liability of the Company and its Subsidiaries has been fully paid and satisfied for all taxable years up to and including the taxable year ended December 31, 1993 and no material controversy in respect of additional income taxes due since said date is pending or to the knowledge of the Company threatened, except as disclosed on Annex D attached hereto. The provisions for taxes on the books of the Company and each Subsidiary are adequate in accordance with GAAP for all open years, and for its current fiscal period.
         13. Use of Proceeds. The net proceeds from the sale of the Notes will be used to provide additional working capital and for other corporate purposes. None of the transactions contemplated in the Agreement, the Company Security Agreement, the Subsidiary Security Agreement or the Subsidiary Senior Subordinated Guaranty Agreement (including, without limitation thereof, the use of proceeds from the issuance of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Neither the Company nor any Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of said Regulation G. None of the proceeds from the sale of the Notes will be used to purchase, or refinance any borrowing, the proceeds of which were used to purchase any "security" within the meaning of the Securities Exchange Act of 1934, as amended.
         14. Private Offering. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer any of the Notes or any similar Security or has solicited or will solicit an offer to acquire any of the Notes or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Notes or any similar Security with any Person other than you, who was offered the Notes at private sale for investment. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from any Person so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.
         15. ERISA. The consummation of the transactions provided for in the Agreement and compliance by the Company with the provisions thereof and the Notes issued thereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. Each Plan complies in all material respects with all applicable statutes and governmental rules and regulations, and (a) no Reportable Event has occurred and is continuing with respect to any Plan, (b) neither the Company nor any ERISA Affiliate has withdrawn from any Plan or Multiemployer Plan or instituted steps to do so, in each case, for which there is any withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA), and (c) no steps have been instituted to terminate any Plan. No condition exists or event or transaction has occurred in connection with any Plan which, individually or in the aggregate, could result in the incurrence by the Company or any ERISA Affiliate of any material liability, fine or penalty. No Plan maintained by the Company or any ERISA Affiliate, nor any trust created thereunder, has incurred any "accumulated funding deficiency" as defined in
Section 302 of ERISA nor does the present value of all benefits vested under all Plans exceed, as of the last annual valuation date, the value of the assets of the Plans allocable to such vested benefits. Neither the Company nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to the Purchaser.
         16. Compliance with Law. Neither the Company nor any Subsidiary (a) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property (including, but not limited to, the Collateral) or to the conduct of its business, which violation or failure to obtain would, individually or in the aggregate, materially adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or impair the ability of the Company or any Restricted Subsidiary to perform its obligations contained in the Agreement, the Company Security Agreement, the Subsidiary Security Agreement, the Subsidiary Senior Subordinated Guaranty Agreement or the Notes, as the case may be. Neither the Company nor any Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal.
         17. Compliance with Environmental Laws. The Company is not in violation of any applicable

Environmental Legal Requirement which violation could, individually or in the aggregate, have a material adverse effect on the business, prospects, profits, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole. The Company does not know of any liability or class of liability of the Company or any Subsidiary under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.).
         18. Perfection of Security Interest. On and as of the Closing Date, financing statements or other notices with respect to the Company Security Agreement and the Subsidiary Security Agreement have been filed for record or recorded in all the public offices wherein such filing or recordation is necessary to perfect the lien and security interest of the Security Trustee in the Collateral under the Company Security Agreement and the Subsidiary Security Agreement as against creditors of and purchasers from the Company and each Restricted Subsidiary, and the Company Security Agreement and the Subsidiary Security Agreement have created valid and perfected first priority liens on, and security interests in, the right, title and interest of the Company and each Restricted Subsidiary in and to the Collateral (other than the Unsecured Receivables); provided, that during the existence of a Default or Event of Default, the Company has agreed to deliver, or cause to be delivered, to the Security Trustee possession of promissory notes evidencing the Unsecured Receivables in order to create valid and perfected first priority liens on the Unsecured Receivables), effective as against creditors of and purchasers from the Company and each Restricted Subsidiary other than the Weingarten Lien.
         19.   Compliance  by  Restricted   Subsidiaries.   Compliance  by  each
Restricted Subsidiary with all of the provisions of the Subsidiary Security Agreement and the Subsidiary Senior Subordinated Guaranty Agreement--
                  (a) is within the corporate or other applicable powers of such Restricted Subsidiary;
                  (b) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the charter, by-laws, certificate of limited partnership, partnership agreement, articles of organization, operating agreement or other applicable governing documents of such Restricted Subsidiary or any indenture or other agreement or instrument to which such Restricted Subsidiary is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of such Restricted Subsidiary (other than as contemplated by such Subsidiary Security Agreement); and
                  (c) has been duly authorized by proper corporate or other proper action on the part of such Restricted Subsidiary (other than such action as has already been taken, no action by the stockholders or other equity holders of such Restricted Subsidiary being required by law, by the charter, by-laws, certificate of limited partnership, partnership agreement, articles of organization, operating agreement or other applicable governing documents of such Restricted Subsidiary or otherwise), executed and delivered by such Restricted Subsidiary and the Subsidiary Security Agreement and the Subsidiary Senior Subordinated Guaranty Agreement constitute the legal, valid and binding obligations, contracts and agreements of such Restricted Subsidiary enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law) and to the discretion of the court before which any proceedings may be brought.

                                 ANNEX A

                           SUBSIDIARIES OF THE COMPANY
1. RESTRICTED SUBSIDIARIES:

                NAME OF SUBSIDIARY                      JURISDICTION OF       PERCENTAGE OF VOTING STOCK OWNED BY THE
                                                         INCORPORATION          COMPANY AND EACH OTHER SUBSIDIARY
World Acceptance Corporation of Alabama                      Alabama           100% (World Acceptance Corporation)
World Finance Corporation of Georgia                         Georgia           100% (World Acceptance Corporation)
World Finance Corporation of Illinois                       Illinois           100% (World Acceptance Corporation)
WFC Limited Partnership                                       Texas            99% L.P. Interest (World Acceptance Corporation of
                                                                               Oklahoma, Inc.)
                                                                               1% G.P. Interest (WFC of South Carolina, Inc.)
World Finance Corporation of Louisiana                      Louisiana          100% (World Acceptance Corporation)
World Acceptance Corporation of Missouri                    Missouri           100% (World Acceptance Corporation)
World Finance Corporation of New Mexico                    New Mexico          100% (World Acceptance Corporation)
World Acceptance Corporation of Oklahoma, Inc.              Oklahoma           100% (World Finance Corporation of Texas)
World Finance Corporation of South Carolina              South Carolina        100% (World Acceptance Corporation)
WFC of South Carolina, Inc.                              South Carolina        100% (World Acceptance Corporation)
World Finance Corporation of Tennessee                      Tennessee          100% (World Acceptance Corporation)
World Finance Corporation of Texas                            Texas            100% (World Acceptance Corporation)
WAC Insurance Company, Ltd.                          British Virgin Islands    65% (World Acceptance Corporation)

2. SUBSIDIARIES (OTHER THAN RESTRICTED SUBSIDIARIES):

                  None

                                    ANNEX B
                                 (to Exhibit C)

                 DESCRIPTION OF INDEBTEDNESS FOR BORROWED MONEY

                                                 Annex B to Exhibit C to Senior
                                                 Subordinated Note Agreement
                                                 dated June 30, 1997


                 Description of Indebtedness for Borrowed Money

CAPITALIZED TERMS USED HEREIN HAVE THE MEANINGS SET FORTH IN THE NOTE AGREEMENT UNLESS OTHERWISE INDICATED.

Indebtedness of World Acceptance Corporation ("World") evidenced by this Senior Note Agreement, the separate Senior Note Agreement with the other purchaser named in Schedule I hereto, the Revolving Credit Agreement, the Subordinated Note Agreement and all Notes issued pursuant to the above-listed agreements.

Indebtedness of each of World Finance Corporation of Alabama, World Finance Corporation of Georgia, World Finance Corporation of Illinois, World Finance Corporation of Louisiana, World Acceptance Corporation of Missouri, World Finance Corporation of New Mexico, World Acceptance Corporation of Oklahoma, Inc., World Finance Corporation of South Carolina, WFC of South Carolina, Inc., World Finance Corporation of Tennessee, World Finance Corporation of Texas and WFC Limited Partnership, under the Subsidiary Senior Guaranty Agreement, the Subsidiary Senior Subordinated Guaranty Agreement and the Subsidiary Security Agreement.

Indebtedness evidenced by World's 10 Percent Senior Debenture in the principal amount of $482,000, payable to Voyager Life Insurance Company.

Indebtedness evidenced by World Finance Corporation of Georgia's 8% Subordinated Promissory Note(s) in the principal amount of $9,924,000, payable to World Finance Corporation of Texas.

Indebtedness evidenced by World Finance Corporation of Louisiana's 8% Subordinated Promissory Note(s) in the principal amount of $3,158,000, payable to World Finance Corporation of Texas.

Indebtedness evidenced by World Acceptance Corporation of Oklahoma's 8% Subordinated Promissory Note(s) in the principal amount of $5,220,000, payable to World Finance Corporation of Texas.

Indebtedness evidenced by World Finance Corporation of South Carolina's 8% Subordinated Promissory Note(s) in the principal amount of $23,894,000, payable to World Finance Corporation of Texas.

Indebtedness evidenced by WFC of South Carolina, Inc.'s 8% Subordinated Promissory Note(s) in the principal amount of $295,000, payable to World Finance Corporation of Texas.

Indebtedness evidenced by World Finance Corporation of Tennessee's 8% Subordinated Promissory Note(s) in the principal amount of $4,268,000, payable to World Finance Corporation of Texas.






                                     ANNEX B
                                 (to Exhibit C)

                                                 Annex C to Exhibit C to Senior
                                                 Subordinated Note Agreement
                                                 dated June 30, 1997


                                   Litigation


(1) World Acceptance Corporation and World Finance Corporation of Georgia are named as co-defendants with 46 other finance companies, merchants and insurance companies in a class action lawsuit, JORDAN, ET AL. V. AVCO FINANCIAL SERVICES, INC., ET AL., (Case No. 96-CL-1557N, MDL No. 1130, U.S. District Court, Middle District of Alabama), that challenges the defendants' practices with respect to non-filing insurance. The action was filed on April 18, 1995, in U.S. District Court for the Middle District of Georgia, in Columbus, Georgia, and by order dated October 11, 1996 was consolidated for pre-trial proceedings before Judge U.W. Clemon of the U.S. District Court for the Middle District of Alabama by the Judicial Panel on Multidistrict Litigation. Non-filing insurance is a product that lenders can purchase as an alternative to filing UCC-1 financing statements to perfect the lenders' security interest in borrowers' collateral. Borrowers are charged a fee representing the amount of the non-filing insurance premium. In the JORDAN action, the plaintiffs have alleged that non-filing insurance is not true, legitimate insurance and that non-filing fees charged to borrowers are not being disclosed properly under the federal Truth-in-Lending Act. The plaintiffs also have alleged violations of RICO and the federal antitrust laws. The plaintiffs originally asserted state law claims for breach of contract, conversion and fraud, but subsequently dismissed those claims without prejudice. The plaintiffs seek damages, permanent injunctive relief, and attorneys' fees. If the Company's non-filing insurance practices are found to be unlawful, the Company could be required to refund non-filing insurance fees, pay other damages to the plaintiffs, and change its non-filing insurance practices going forward.

         World has denied that its non-filing practices are unlawful and is defending the case vigorously. Discovery in the case is ongoing, and pursuant to court order, will continue through March 1998. On June 23, 1997, Judge Clemon issued a Class Certification Order that certified a nationwide class of plaintiffs who, on or after April 18, 1991, were charged a non-filing insurance fee. The order applies only to the liability aspects of the case.

(2) The Company has been named as a defendant in an action, Turner v. World Acceptance Corp., pending in District Court for the Fourteenth Judicial District, Tulsa County, Oklahoma (No. CJ-97-1921). The action was commenced against the Company on May 20, 1997, names numerous other consumer finance companies as defendants, and seeks certification as a statewide class action. The action alleges that World and other consumer finance defendants collected excess finance charges in connection with refinancing certain consumer finance loans in Oklahoma and seeks money damages and an injunction against further collection of such charges. The Company has filed an answer in the action denying liability, and discovery has not commenced. The plaintiff's claim is based on a recent opinion of the Oklahoma Attorney General interpreting a provision of the Oklahoma Consumer Credit Code with respect to the permitted amount of certain loan refinance charges in a manner contrary to prior regulatory practice in Oklahoma. Enforcement of the Oklahoma Attorney General's opinion has been enjoined, and such action is currently pending before the Oklahoma Supreme Court. In addition, the State of Oklahoma has recently enacted legislation to clarify the interpretation of the disputed provision of the Oklahoma Consumer Credit Code consistent with prior regulatory practice. World intends to vigorously defend this action.

                                     ANNEX C
                                 (to Exhibit C)

                                                 Annex D to Exhibit C to Senior
                                                 Subordinated Note Agreement
                                                 dated June 30, 1997


                                      Taxes


         The Internal Revenue Service has issued a preliminary determination that WAC Insurance Company, Ltd. is not engaged in a bona fide reinsurance business and thus, that its earnings are not excludable from the taxable earnings of World Acceptance Corporation and its subsidiaries. World Acceptance Corporation is appealing this matter.






                                     ANNEX D
                                 (to Exhibit C)

                         EXHIBIT D (TO NOTE AGREEMENT)

                DESCRIPTION OF SPECIAL COUNSEL'S CLOSING OPINION
         The closing opinion of Chapman and Cutler, special counsel to the Purchaser, called for by ss.4.1 of the Agreement, shall be dated the Closing Date and addressed to the Purchaser, shall be satisfactory in form and substance to the Purchaser and shall be to the effect that:
                  1. The Company is a corporation,  validly existing and in good standing under the laws of the State of South Carolina and has the corporate power and the corporate authority to execute and deliver the Agreement and the Company Security Agreement and to issue the Notes.
                  2. Each Restricted Subsidiary is a corporation or partnership, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, has the power and the authority to execute and deliver the Subsidiary Security Agreement and Subsidiary Senior Subordinated Guaranty Agreement.
                  3. The Agreement and the Company Security  Agreement have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding contracts and agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).
                  4. The  Notes  have  been  duly  authorized  by all  necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).
                  5. The Subsidiary Senior  Subordinated  Guaranty Agreement and
         the Subsidiary Security Agreement have been duly authorized by all necessary corporate or partnership, as the case may be, action on the part of each Restricted Subsidiary and have been duly executed and delivered by each Restricted Subsidiary.
                  6. The  issuance,  sale and  delivery  of the Notes  under the circumstances contemplated by the Agreement constitute an exempt transaction under the registration provisions of the Securities Act of 1933, as amended, and do not under existing law require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture in respect thereof under the Trust Indenture Act of 1939.
                  7. The  Security  Trustee is an Illinois  banking  corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has the corporate power and authority to enter into and perform its obligations under the Company Security Agreement and the Subsidiary Security Agreement.
                  8. The Company Security Agreement and the Subsidiary  Security
         Agreement have been duly authorized, executed and delivered by the Security Trustee and constitute the legal, valid and binding contracts and agreements of the Security Trustee enforceable against the Security Trustee in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).
                  9.  The  execution  and  delivery  of  the  Company   Security
         Agreement and the Subsidiary Security Agreement and compliance by the Security Trustee with all of the provisions thereof does not and will not contravene any law of the State of Illinois governing the banking or trust powers of the Security Trustee, or any order of any court or governmental authority or agency applicable to or binding on the Security Trustee or its charter or its by-laws.
                  10. No  authorization  or approval or other  action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by the Security Trustee of the Company Security Agreement and the Subsidiary Security Agreement.

                  11. Stock certificates representing the Pledged Shares have been delivered to the Security Trustee by the Company. No filing or recording in any public office is necessary in order to perfect the security interest in the Pledged Shares granted by the Company to the Security Trustee under the Company Security Agreement.
                  12. Arrangements satisfactory to us have been made for the filing of each of the financing statements described in Schedule I hereto in the public offices in the states referred to in Schedule I with respect to such financing statement. No other filing or recording in any public office in such state is necessary to perfect the security interest of the Security Trustee under the Company Security Agreement and the Subsidiary Security Agreement in the interest of the Company and each Restricted Subsidiary in the Collateral specifically described in the Company Security Agreement and the Subsidiary Security Agreement as to which a security interest may be perfected by the filing of financing statements, other than a security interest in fixtures.
         No opinion is expressed as to the enforceability of the Subsidiary Senior Subordinated Guaranty Agreement or the Subsidiary Security Agreement. We have previously advised you that there is no clear legal precedent as to whether the obligations of any particular Restricted Subsidiary under the Subsidiary Senior Subordinated Guaranty Agreement or the Subsidiary Security Agreement may be avoidable as a fraudulent transfer under Section 548 of the Bankruptcy Code or may be subject to attack in an action brought pursuant to state fraudulent conveyance statutes by a trustee in bankruptcy of such Restricted Subsidiary or by third-party creditors.
         No opinion is expressed as to the title of the Company or any Restricted Subsidiary to the Collateral described in the Company Security Agreement and the Subsidiary Security Agreement or as to the priority of the security interest of the Security Trustee under the Company Security Agreement and the Subsidiary Security Agreement in the Collateral described therein.
Section 36-9-308 of the Uniform  Commercial Code of the State of South Carolina,
Section 9.308 of the Uniform Commercial Code of the State of Texas, Section 10:9-308 of the Uniform Commercial Code of the State of Louisiana, Section 11-9-308 of the Uniform Commercial Code of the State of Georgia, Section 9-308 of the Uniform Commercial Code of the State of Oklahoma, Section 9-308 of the Uniform Commercial Code of the State of Illinois, Section 400.9-308 of the
Uniform  Commercial  Code of the  State of  Missouri,  Section  47-9-308  of the
Uniform  Commercial  Code of the  State of  Tennessee,  Section  7-9-308  of the
Uniform  Commercial  Code of the State of Alabama  and  Section  55-9-308 of the
Uniform Commercial Code of the State of New Mexico provide that a purchaser of chattel paper who gives new value and takes possession of it in the ordinary course of its business has priority over a security interest in chattel paper which is perfected by the filing of a financing statement if such purchaser acts without knowledge that the chattel paper is subject to a security interest.
Section 4.3 of the Company Security Agreement and the Subsidiary Security Agreement requires that the Company and each Restricted Subsidiary place on each document, instrument, chattel paper and other writing evidencing its Receivables created on or after the Closing Date the legend described in said Section. No opinion is expressed as to the perfection of the security interest of the Company Security Agreement and the Subsidiary Security Agreement against any fixtures or any other Collateral (other than the Pledged Shares) of a character against which a security interest cannot be perfected b filing under the applicable Uniform Commercial Code.
         Your attention is directed to the Uniform Commercial Code, as adopted in each of the jurisdictions listed in Schedule I hereto. In general, the Uniform Commercial Code as in effect in most jurisdictions provides that a filed financing statement which does not state a maturity date or which states a maturity date of more than five years is effective only for a period of five years from the date of filing unless within six months prior to the expiration of said period a continuation statement is filed in the same office or offices in which the original statement was filed. The continuation statement must be signed by the secured party, identify the original statement by file number and state that the original statement is still effective. Upon the timely filing of a continuation statement, the effectiveness of the original financing statement is continued for five years after the last date to which the original statement was effective. Succeeding continuation statements may be filed in the same manner to continue the effectiveness of the original statement.
         We have also examined the opinions of Robinson, Bradshaw & Hinson, P.A., counsel for the

Company, World Finance Corporation of South Carolina, WFC of South Carolina, Inc., World Acceptance Corporation of Alabama, World Acceptance Corporation of Missouri, World Finance Corporation of Illinois and World Finance Corporation of New Mexico, from Abbot, Murphy & Harvey, P.C., counsel for World Finance Corporation of Georgia, from Comegys, Lawrence, Jones, Odom & Spruiell, counsel for World Finance Corporation of Louisiana, from Crowe & Dunlevy, Luttrell, Pendarvis & Rawlinson, counsel for World Acceptance Corporation of Oklahoma, Inc., from Dance, Dance & Lane, counsel for World Finance Corporation of Tennessee, and from Sam Kelley, Esq., counsel for World Finance Corporation of Texas and WFC Limited Partnership, each delivered on the date hereof responsive to the requirements of Section 4.1(f) of the Agreement, signed copies of which, dated the date hereof, are delivered to you herewith. Said opinions are satisfactory in scope and form and we believe that you are justified in relying thereon.
                                              Respectfully submitted,

                          EXHIBIT E-1 (TO NOTE AGREEMENT)

DESCRIPTION OF CLOSING OPINION OF COUNSEL TO THE COMPANY, WORLD FINANCE CORPORATION OF SOUTH CAROLINA, WFC OF SOUTH CAROLINA, INC.,WORLD ACCEPTANCE CORPORATION OF ALABAMA,WORLD ACCEPTANCE CORPORATION OF MISSOURI,WORLD FINANCE CORPORATION OF ILLINOIS ANDWORLD FINANCE CORPORATION OF NEW MEXICO
         The closing opinion of Robinson, Bradshaw & Hinson, P.C., counsel for the Company, World Finance Corporation of South Carolina ("World-SC"), WFC of South Carolina, Inc. ("WFC-SC"), World Acceptance Corporation of Alabama ("World-AL"), World Acceptance Corporation of Missouri ("World-MO"), World Finance Corporation of Illinois ("World-IL") and World Finance Corporation of New Mexico ("World-NM"), which is called for by ss.4.1 of the Agreement, shall be dated the Closing Date and addressed to the Purchaser, shall be satisfactory in scope and form to the Purchaser and shall be to the effect that:
                  1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of South Carolina, has the corporate power and authority to execute and perform the Agreement and the Company Security Agreement and to issue the Notes and is duly qualified and is in good standing as a foreign corporation in each jurisdiction in which, to our knowledge, the character of the properties owned or leased by it or the nature of the business transacted by it makes such qualification necessary.
                  2. World-SC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of South Carolina, has the corporate power and authority to execute and perform the Subsidiary Security Agreement and the Subsidiary Senior Subordinated Guaranty Agreement and is duly qualified and is in good standing in each jurisdiction in which, to our knowledge, the character of the properties owned or leased by it or the nature of the business transacted by it makes such qualification necessary.
                  3. WFC-SC is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina, has the corporate power and authority to execute and perform the Subsidiary Security Agreement and the Subsidiary Senior Subordinated Guaranty Agreement and is duly licensed or qualified and is in good standing in each jurisdiction in which, to our knowledge, the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.
                  4. World-AL is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Alabama, has the corporate power and authority to execute and perform the Subsidiary Security Agreement and the Subsidiary Senior Subordinated Guaranty Agreement and is duly qualified and is in good standing in each jurisdiction in which, to our knowledge, the character of the properties owned or leased by it or the nature of the business transacted by it makes such qualification necessary.
                  5. World-MO is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Missouri, has the corporate power and authority to execute and perform the Subsidiary Security Agreement and the Subsidiary Senior Subordinated Guaranty Agreement and is duly qualified and is in good standing in each jurisdiction in which, to our knowledge, the character of the properties owned or leased by it or the nature of the business transacted by it makes such qualification necessary.
                  6. World-IL is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Illinois, has the corporate power and authority to execute and perform the Subsidiary Security Agreement and the Subsidiary Senior Subordinated Guaranty Agreement and is duly qualified and is in good standing in each jurisdiction in which, to our knowledge, the character of the properties owned or leased by it or the nature of the business transacted by it makes such qualification necessary.
                  7. World-NM is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Mexico, has the corporate power and authority to execute and perform the Subsidiary Security Agreement and the Subsidiary Senior Subordinated Guaranty

         Agreement and is duly qualified and is in good standing in each jurisdiction in which, to our knowledge, the character of the properties owned or leased by it or the nature of the business transacted by it makes such qualification necessary.
                  8.  The  Company  is  the  sole  record  owner  of  all of the outstanding capital stock of each Restricted Subsidiary existing as of the Closing Date (other than (x) WFC Limited Partnership, of which WFC-SC (a wholly-owned subsidiary of the Company) is a 1% general partner and World Acceptance Corporation of Oklahoma, Inc. (a wholly-owned subsidiary of the Company) is a 99% limited partner, (y) World Acceptance Corporation of Oklahoma, Inc., which is wholly owned by World Finance Corporation of Texas (a wholly-owned subsidiary of the Company) and (z) WAC Insurance Company, Ltd., of which 65% is owned by the Company). All of the outstanding shares of capital stock of each of World-SC, WFC-SC, World-AL, World-MO, World-IL and World-NM have been duly authorized and validly issued, and are fully paid and non-assessable.
                  9. The Agreement, the Company Security Agreement and the Notes
         have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding contracts and agreements of the Company, enforceable in accordance with their terms, except as such enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally, or general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law) and to the discretion of the court before which any proceeding may be brought.
                  10. The Subsidiary Senior Subordinated  Guaranty Agreement and
         the Subsidiary Security Agreement have been duly authorized by all necessary corporate action on the part of World-SC, WFC-SC, World-AL, World-MO, World-IL and World-NM, have been duly executed and delivered by World-SC, WFC-SC, World-AL, World-MO, World-IL and World-NM and constitute the legal, valid and binding contracts and agreements of World-SC, WFC-SC, World-AL, World-MO, World-IL and World-NM, enforceable in accordance with their terms, except as such enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally, or general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law) and to the discretion of the court before which any proceeding may be brought.
                  11. Assuming the due authorization,  execution and delivery of the Subsidiary Security Agreement and the Subsidiary Senior Subordinated Guaranty Agreement by World Finance Corporation of Georgia, World Finance Corporation of Louisiana, World Acceptance Corporation of Oklahoma, Inc., World Finance Corporation of Tennessee, World Finance Corporation of Texas and WFC Limited Partnership, each of the Subsidiary Senior Subordinated Guaranty Agreement and the Subsidiary Security Agreement constitute the legal, valid and binding contracts and agreements of each Restricted Subsidiary, respectively, enforceable in accordance with its terms, except as such enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally, or general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law) and to the discretion of the court before which any proceeding may be brought.
                  12.  The  issuance  and sale of the Notes  and the  execution, delivery and performance by the Company of the Agreement and the Company Security Agreement do not violate any law, regulation, or, to our knowledge, any order or decree of any court or governmental instrumentality, or conflict with, or result in any breach of any of, the provisions of, or constitute a default under, or result in the creation or imposition of any lien or encumbrance upon any of the property of the Company pursuant to, the provisions of the Articles of Incorporation or Bylaws of the Company or, the Material Agreements. For purposes of this opinion letter, "Material Agreements" mean all agreements and instruments attached as exhibits to the Company's Registration Statement No. 33-42879 and the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996.

                  13. The execution, delivery and performance by World-SC, WFC-SC, World-AL, World-MO, World-IL and World-NM of the Subsidiary Senior Subordinated Guaranty Agreement and the Subsidiary Security Agreement do not violate any law, regulation, or, to our knowledge, any order or decree of any court or governmental instrumentality and the execution, delivery and performance by each Restricted Subsidiary of the Subsidiary Senior Subordinated Guaranty Agreement and the Subsidiary Security Agreement do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any lien or encumbrance upon any of the property of such Restricted Subsidiary pursuant to the provisions of the articles of incorporation, bylaws or other organizational documents of such Restricted Subsidiary or the Material Agreements.
                  14. Except for the filings referred to in paragraphs 22 and 23 below, no approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, federal, state or local, is necessary in connection with the execution, delivery and performance by the Company, World-SC, WFC-SC, World-AL, World-MO, World-IL or World-NM of the Agreement, the Company Security Agreement, the Subsidiary Security Agreement or the Subsidiary Senior Subordinated Guaranty Agreement.
                  15. Except as disclosed on Annex C to Exhibit C to the Agreement, there are no proceedings pending or, to our knowledge, threatened against the Company or any Restricted Subsidiary in any court or before any governmental authority or arbitration board or tribunal, an adverse determination in which could, individually or in the aggregate, materially and adversely affect the properties, business or condition (financial or otherwise) of the Company or such Restricted Subsidiary, as the case may be, and to our knowledge, neither the Company nor any such Restricted Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal.
                  16. With respect to each Receivable of World-SC and WFC-SC, assuming that World-SC and WFC-SC each uses a written document to evidence such Receivable, and assuming each such written document evidences a monetary obligation of the account debtor and a grant by such account debtor to World-SC or WFC-SC, as the case may be, of a security interest in specific goods, the documents evidencing such Receivable constitute chattel paper within the meaning of the Uniform Commercial Code of the State of South Carolina.
                  17. Upon delivery to the Security Trustee by the Company of stock certificates representing the Pledged Shares, the Security Trustee shall have a perfected security interest in the Pledged Shares.
                  18. Assuming that (i) the financing statements in the form attached hereto as Schedule 1 have been accepted for filing and properly indexed in the Office of the Secretary of State of South
         Carolina and the Register of Mesne Conveyances of the County of Greenville, South Carolina, (ii) value has been given by the Banks and purchaser to the Company and each Restricted Subsidiary, and (iii) the Company and each Restricted Subsidiary have rights in the collateral described on such financing statements, the security interests created by the Company Security Agreement and the Subsidiary Security Agreement in the collateral described therein constitute valid perfected security interests in such types of collateral as to which a security interest may be perfected by filing financing statements under the Uniform Commercial Code of the State of South Carolina.
                  19. Section 36-9-308 of the Uniform Commercial Code of the State of South Carolina provides that a purchaser of chattel paper who gives new value and takes possession of it in the ordinary course of its business has priority over a security interest in chattel paper which is perfected by the filing of a financing statement if such purchaser acts without knowledge that the chattel paper is subject to a security interest. Assuming World-SC and WFC-SC place on each document, instrument, chattel paper and other writing evidencing its Receivables the legend described in Section 4.3(c) of the Subsidiary Security Agreement and assuming that the assumptions set forth in paragraphs 16 and 18 of this opinion are true, nothing has come to our attention to lead us to believe that, under Section 36-9-308 of the Uniform Commercial Code of the State of South

         Carolina, the security interests of the Security Trustee in World-SC's and WFC-SC's Receivables would not be prior to the rights of a purchaser of such Receivables who thereafter gives new value and takes possession thereof in the ordinary course of such purchaser's business.
                  20. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.
         The opinions expressed above are subject to the effect of legal and equitable doctrines and procedures (including the requirement that the Agent, the Banks, the purchasers and the Security Trustee act in good faith) that may limit the enforceability of any particular remedy, covenant or other provision in the Loan Documents. In our opinion, however, the effect of such legal and equitable doctrines and procedures will not prevent the practical realization of the rights provided for in the Loan Documents. Specifically, but without limiting the generality of the foregoing, no opinion is expressed as to provisions, if any, contained in the Loan Documents that (a) purport to excuse a party for liability for its own acts in contradiction of public policy, (b) purport to make void any act done in contravention thereof, (c) relate to the effect of laws or regulations that may be enacted in the future, (d) require waivers or amendments to be made only in writing, (e) purport to effect waivers of constitutional or statutory rights or the effect of applicable laws, or (f) purport to preserve or maintain the obligation or liability of the Company or the Restricted Subsidiaries despite the unenforceability of the Notes due to illegality.
         This opinion is subject to the following further assumptions and qualifications:
                  a. We express no opinion as to the effectiveness of any of the provisions of the Loan Documents whereby any legal or equitable rights are purportedly waived.
                  b. We express no opinion as to the enforceability of provisions relating to self help or evidentiary standards by which the Loan Documents are to be construed.
                  c. We express no opinion as to the enforceability of any provision of the Loan Documents whereby the Company or any Restricted Subsidiary appoints the Agent, the Banks, the purchasers or the Security Trustee or other parties as attorney-in-fact.
                  d. We express no opinion with regard to any provisions of the Loan Documents whereby the Company or any Restricted Subsidiary purports to indemnify the Agent, any of the Banks, the purchasers or the Security Trustee against its own negligence or misconduct.
                  e. We express no opinion with regard to any choice of law provisions in the Subsidiary Security Agreement and Subsidiary Senior Subordinated Guaranty Agreement. Nothing has come to our attention, however, to lead us to believe that a South Carolina court, if properly presented with the question, would not enforce the choice of law provisions contained in such agreements.
                  f. No opinion is expressed with respect to the validity or existence of any security interest in fixtures.
                  g. In rendering the opinions in paragraph 8 relating to the ownership by the Company of the capital stock of the Restricted Subsidiaries, we have relied solely upon the stock transfer ledgers of the Restricted Subsidiaries as certified by their respective officers and certain statements of objective fact certified to us by officers of the Restricted Subsidiaries.
                  h. In rendering the opinions set forth in paragraph 15, we have relied solely on a review of the litigation log and telephone complaint log of the Company, World-SC, WFC-SC, World-AL, World-MO, World-IL and World-NM as certified by an officer of the Company as of the date hereof and discussions with officers of the Company about the matters contained therein.
                  i. In rendering the opinions set forth in paragraph 20, we have relied, as to factual matters, solely on the representations of the Purchaser under the Agreement.
                  j. We express no opinion as to whether any consents or authorizations of third parties may be required under the Code of Laws of South Carolina pursuant to Chapter 29 of Title 34 of the Consumer Finance Law, the Consumer Protection Code or The Insurance Law as a condition precedent to, or in connection with, (i) the ability of the Security Trustee to foreclose on and transfer title to or vote the Pledged Stock; or (ii) the ability of the Security Trustee to foreclose on and take possession of or sell a substantial portion of the assets of the Company, World-SC or WFC-SC where such foreclosure, possession or sale may be deemed to involve an acquisition or transfer of control or management of the Company, World-SC or WFC-SC, or where such foreclosure, possession or sale may involve a transfer of licenses granted to the Company, World-SC or WFC-SC under the foregoing laws.
                  k. As to factual matters related to the subject matter of this opinion letter, we have relied on the representations of the Company, World-SC, WFC-SC, World-AL, World-MO, World-IL and World-NM in the Agreement, the Company Security Agreement, Subsidiary Senior Subordinated Guaranty Agreement and Subsidiary Security Agreement and on certificates of officers of the Company, World-SC, WFC-SC, World-AL, World-MO, World-IL and World-NM.
         This opinion is rendered only to you and is intended solely for your benefit in connection with the transactions contemplated in the Loan Documents. This opinion may not be relied upon for any other purposes, nor may it be relied upon by any other person (other than your special counsel, Chapman and Cutler, and any subsequent holder of a Note) for any purpose, without our prior written consent.

                                          Sincerely yours,

                                          ROBINSON, BRADSHAW & HINSON, P.A.



                                          Karen A. Gledhill

                       EXHIBIT F-1 (TO NOTE AGREEMENT)
                  Form of Closing Opinion of Subsidiary Counsel
         The closing opinion of Abbot, Murphy & Harvey, P.C., counsel for World Finance Corporation of Georgia (the "Company"), which is called for by ss.4.1 of the Agreement, shall be dated the Closing Date and addressed to the Purchaser, shall be satisfactory in scope and form to the Purchaser and shall be to the effect that:
            1. The Company is a corporation duly incorporated,  validly existing and in good standing under the laws of the State of Georgia, has the corporate power and authority to execute and perform the Subsidiary Security Agreement and the Subsidiary Senior Subordinated Guaranty Agreement, and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.
            2. All of the  outstanding  shares of capital  stock of the  Company have been duly authorized and validly issued and are fully paid and non-assessable.
            3. The Subsidiary  Senior  Subordinated  Guaranty  Agreement and the
Subsidiary Security Agreement have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding contracts and agreements of the Company, enforceable in accordance with their terms, except as such enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally, or general principles of equity (regardless of whether the application of such principles is considered in a proceeding equity or at law) and to the discretion of the court at which any proceeding may be brought.
            4. The  execution,  delivery and  performance  by the Company of the
Subsidiary Senior Subordinated Guaranty Agreement and the Subsidiary Security Agreement do not violate any law, regulation, order or decree of any court or governmental instrumentality or conflict with the Articles of Incorporation or Bylaws of the Company.
            5. No approval,  consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, federal, state or local, is necessary in connection with the execution, delivery and performance by the Company of the Subsidiary Security Agreement and the Subsidiary Senior Subordinated
Guaranty Agreement.
            6. With respect to each Receivable of the Company, assuming that the
Company uses a written document to evidence such Receivable, and assuming each such written document evidences a monetary obligation of the account debtor and a grant by such account debtor to the Company of a security interest in specific goods, the documents evidencing such Receivable constitute chattel paper within the meaning of the Uniform Commercial Code of the State of Georgia.
            7. All  Financing  Statements  and other notices with respect to the
Subsidiary Security Agreement have been filed for record or recorded in all public offices where such filing or recordation is necessary to perfect the lien and security interests of the Security Trustee in the Collateral under the Subsidiary Security Agreement as against creditors of and purchasers from the Company and the liens and security interests created by the Subsidiary Security Agreement in the Collateral described therein constitute valid perfected liens on and security interests in the right, title and interest of the Company in and to the Collateral, effective as against creditors of and purchasers from the Company.
            8.  Assuming  the  Company  complies  with  Section  4.3(c)  of  the
Subsidiary Security Agreement and assuming that the assumptions set forth in paragraph 6 of this opinion are true, the security interests of the Security Trustee in the Company's Receivables created on or after the Closing Date will be prior to the right of any purchaser of such Receivables who thereafter gives new value and takes possession thereof in the ordinary course of such purchaser's business.

                                           Very truly yours,

                                           ABBOT, MURPHY AND HARVEY, P.C.

                                           By
                                              Fred K. Harvey, Jr.
FKH:fs

                  FORM OF CLOSING OPINION OF SUBSIDIARY COUNSEL
         The closing opinion of Comegys, Lawrence, Jones, Odom & Spruiell, counsel for World Finance Corporation of Louisiana (the "Company"), which is called for by ss.4.1 of the Agreement, shall be dated the Closing Date and addressed to the Purchaser, shall be satisfactory in scope and form to the Purchaser and shall be to the effect that:
           1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of State of Louisiana, has the corporate power and authority to execute and perform the Subsidiary Security Agreement and the Subsidiary Senior Subordinated Guaranty Agreement, and is duly qualified or licensed and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such qualification or licensing necessary.
           2. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.
           3. The  Subsidiary  Senior  Subordinated  Guaranty  Agreement and the
Subsidiary Security Agreement have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding contracts and agreements of the Company, enforceable in accordance with their terms, except as such enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally, or general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law) and to the discretion of the court before which any proceeding may be brought.
           4. The execution, delivery and performance by the Company of the Subsidiary Senior Subordinated Guaranty Agreement and the Subsidiary Security Agreement do not violate any law, regulation, order or decree of any court or governmental instrumentality or conflict with the Articles of Incorporation or Bylaws of the Company.
           5. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, federal, state or local, is necessary in connection with the execution, delivery and performance by the Company of the Subsidiary Security Agreement and the Subsidiary Senior Subordinated Guaranty Agreement.
           6. With respect to each Receivable of the Company, assuming that the Company uses a written document to evidence each of such Receivable, and assuming each such written document evidences a monetary obligation of the account debtor and a grant by such account debtor to the Company of a security interest in specific goods, the documents evidencing such Receivable constitute chattel paper within the meaning of the Uniform Commercial Code of the State of Louisiana.
           7. All financing statements and other notices with respect to the Subsidiary Security Agreement have been filed for record or recorded in all public offices where such filing or recordation is necessary to perfect the lien and security interest of the Security Trustee in the Collateral under the Subsidiary Security Agreement as against creditors of and purchasers from the Company and the liens and security interests created by the Subsidiary Security Agreement in the Collateral constitute valid perfected liens on and security interests in the right, title and interest of the Company in and to the Collateral effective as against creditors or and purchasers from the Company.
           8. Assuming the Company complies with Section 4.3(c) of the Subsidiary Security Agreement and assuming that the assumptions set forth in paragraph 6 of this opinion are true, the security interests of the Security Trustee in the Company's Receivables will be prior to the rights of any purchaser of such Receivables who thereafter gives new value and takes possession thereof in the ordinary course of such purchaser's business.

         We are licensed to practice law only in the State of Louisiana and we express no opinion with respect to the effect of any laws other than the laws of the State of Louisiana and those of the United States as are relative to the operations of the Company in the State of Louisiana. This opinion is issued to you and your assignees for value, and is not to be relied upon by anyone else other than your special counsel and subsequent holders of the Notes.

                                       COMEGYS, LAWRENCE, JONES, ODOM & SPRUIELL



                                       By
                                         William M. Comegys, III

WMCIII/sdw

                  FORM OF CLOSING OPINION OF SUBSIDIARY COUNSEL
         The  closing  opinion  of  Crowe  &  Dunlevy,  Luttrell,   Pendarvis  &
Rawlinson, counsel for World Acceptance Corporation of Oklahoma, Inc. (the "Company"), which is called for by ss.4.1 of the Agreement, shall be dated the Closing Date and addressed to the Purchaser, shall be satisfactory in scope and form to the Purchaser and shall be to the effect that:
            1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma and has the corporate power and authority to execute and perform the Subsidiary Security Agreement and the Subsidiary Senior Subordinated Guaranty Agreement.
            2. The outstanding shares of common stock of the Company, $1.00 par value, have been duly authorized and validly issued and are fully paid and nonassessable.
            3. The Subsidiary  Senior  Subordinated  Guaranty  Agreement and the
Subsidiary Security Agreement have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding contracts and agreements of the Company, enforceable in accordance with their terms, except as such enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally, or general principles of equity (regardless of whether the application of such principles is considered in a proceeding equity or at law) and to the discretion of the court before which any proceeding may be brought.
            4. The execution, delivery and performance by the Company of the Subsidiary Senior Subordinated Guaranty Agreement and the Subsidiary Security Agreement do not violate any law, regulation, order or decree of any court or governmental instrumentality or conflict with the Articles of Incorporation or Bylaws of the Company.
            5. Under current applicable Oklahoma law, no approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any Oklahoma state or local governmental body, is necessary in connection with the execution, delivery and performance by the Company of the Subsidiary Security Agreement and the Subsidiary Senior Subordinated Guaranty Agreement.
            6. With respect to each Receivable of the Company, assuming that the Company uses a written document to evidence such Receivable, and assuming each such written document evidences a monetary obligation of the account debtor and a grant by such account debtor to the Company of a security interest in specific goods, the documents evidencing such Receivable constitute chattel paper within the meaning of the Uniform Commercial Code of the State of Oklahoma.
            7. All financing statements and other notices with respect to the Subsidiary Security Agreement have been filed for record or recorded in all public offices where such filing or recordation is necessary to perfect the lien and security interest of the Security Trustee in the Collateral as against creditors of and purchasers from the Company. The liens and security interests created by the Subsidiary Security Agreement in the Collateral constitute valid perfected liens on and security interests in the right, title and interest of the Company in and to the Collateral effective as against creditors and purchasers from the Company, assuming the Company complies with Section 4.3(c) of the Subsidiary Security Agreement.
            8. Assuming the Company places on each document, instrument, chattel paper and other writing evidencing its Receivable the legend described in
Section 4.3(c) of the Subsidiary Security Agreement to which it is a party and assuming that the assumptions set forth in paragraphs 6 and 7 of this opinion are true, then according to the official comments to Section 9-308 of the Oklahoma Uniform Commercial Code, the security interests of the Security Trustee in the Company's Receivables will be prior to the rights of a purchaser of such Receivables who thereafter gives new value and takes possession thereof in the ordinary course of such purchaser's business.
            The opinions expressed above are subject to the effect of legal and equitable doctrines and procedures (including the requirement that the Agent, the Banks, the Noteholders and the Security Trustee act in good faith) that may limit the enforceability of any particular remedy, covenant or other provision of the Subsidiary Security Agreement or the Subsidiary Senior Subordinated Guaranty Agreement. Specifically without limiting the generality of the foregoing, no opinion is expressed as to provisions, if any, contained in the Subsidiary Security Agreement or the Subsidiary Senior Subordinated Guaranty Agreement that (a) purport to excuse a party for liability for its own acts that may be contrary to public policy, (b) purport to make void any act done in contravention thereof,
(c) purport to authorize a party to act in its own discretion, (d) relate to the effect of laws or regulations that may be enacted in the future, (e) require waivers or amendments to be made all in writing, (f) purport to effect waivers of constitutional or statutory rights or the effect of applicable laws or (g) purport to preserve or maintain the obligation or liability of the borrower or the liability of the Company despite the unenforceability of the Notes due to illegality or impossibility of performance.
            9. This opinion is further subject to the following qualifications and exceptions:
                  A. We are  licensed  to  practice  law  only in the  State  of
            Oklahoma and we express no opinion with respect to the effect of any laws other than the laws of Oklahoma and those of the United States.
                  B. We do not opine on any  state or  federal  securities  laws which may be applicable to the Transaction or the compliance of such Transaction with any state or federal securities laws.
                  C. We do not opine on any  federal  banking  laws which may be applicable to the Transaction.
                  D. We do not opine on any state or federal taxation laws which may be applicable to the Transaction.
                  E.  We do not  opine  on the  qualification,  authority  to do business or good standing of the Company in any jurisdiction other than the State of Oklahoma.
                  F. We  express  no  opinion  as to  whether  any  consents  or authorizations of third parties may be required under the Uniform Consumer Credit Code and the State Insurance Code, as a condition precedent to or in connection with (i) the ability of the Security Trustee to foreclose on and transfer title to the pledged stock or the Collateral described in the Subsidiary Security Agreement; or
            (ii) the ability of the Security Trustee to foreclose and take possession of or sell a substantial portion of the assets of the Company or to collect the Receivables of the Company.
                  G. We do not opine on the  compliance  of the Company with any state or federal laws relating to labor or employment.
         This opinion is rendered only to you and is intended solely for your benefit in connection with the transactions contemplated in the Loan Documents. This opinion may not be relied upon for any other purposes, nor may it be relied upon by any other person (other than your special counsel and subsequent holders of the Notes) for any purpose without our prior written consent.

                                            Very truly yours,



                                            CROWE & DUNLEVY, LUTTRELL, PENDARVIS
                                              & RAWLINSON
MSR:sdb

                  FORM OF CLOSING OPINION OF SUBSIDIARY COUNSEL
         The closing opinion of Samuel L. Kelley, Esq., counsel for World Finance Corporation of Texas (the "WFC-Texas"), and WFC Limited Partnership ("WFC-LP") which is called for by ss.4.1 of the Agreement, shall be dated the Closing Date and addressed to the Purchaser, shall be satisfactory in scope and form to the Purchaser and shall be to the effect that:
            1. WFC-Texas is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to execute and perform the Subsidiary Security Agreement and the Subsidiary Senior Subordinated Guaranty Agreement, and is duly qualified or licensed and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such qualification or licensing necessary.
            2. WFC-LP is a limited partnership, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has the power and authority to execute and perform the Subsidiary Security Agreement and the Subsidiary Senior Subordinated Guaranty Agreement, and is duly qualified or licensed and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such qualifications or licensing necessary.
            3. All of the outstanding shares of capital stock of WFC-Texas have been duly authorized and validly issued and are fully paid and non-assessable.
            4. All of the outstanding partnership interests of WFC-LP have been duly authorized and validly issued and are fully paid and non-assessable.
            5. The Subsidiary Senior Subordinated Guaranty Agreement and the Subsidiary Security Agreement have been duly authorized, executed and delivered by WFC-Texas and WFC-LP and constitute the legal, valid, and binding contracts and agreements of WFC-Texas and WFC-LP, enforceable in accordance with their terms, except as such enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditor's rights generally, or general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law) and to the discretion of the court before which any proceeding may be brought.
            6. The execution, delivery and performance by WFC-Texas and WFC-LP of the Subsidiary Senior Subordinated Guaranty Agreement and the Subsidiary Security Agreement do not violate any law, regulation, order or decree of any court or governmental instrumentality.
            7. Except for the filing of UCC-3 financing statements with the Texas Secretary of State as to WFC-LP and except for the filing of UCC-3 financing statements with the Texas Secretary of State with respect to WFC-Texas, no approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, federal, state or local, is necessary in connection with the execution, delivery and performance by WFC-Texas or WFC-LP of the Subsidiary Security Agreement or the Subsidiary Senior Subordinated Guaranty Agreement.
            8. With respect to each Secured Receivable (as defined in the Subsidiary Security Agreement) of WFC-Texas and WFC-LP, assuming that WFC-Texas and WFC-LP use a written document to evidence such Receivable, and assuming each such written document evidences a monetary obligation of the account debtor and a grant by such account debtor to WFC-Texas or WFC-LP, as the case may be, of a security interest in specific goods, the documents evidencing such Receivable constitute chattel paper within the meaning of the Uniform Commercial Code of the State of Texas.

            9. Assuming that (i) financing statements in the forms attached hereto as Schedule 1 have been accepted for filing and properly indexed in the Office of the Secretary of State of Texas and the appropriate recording fees and taxes paid thereon, (ii) value has been given by the Banks and Purchaser (as defined in the Subsidiary Security Agreement) to WFC-LP and by the Banks and the Purchaser (as defined in the Subsidiary Security Agreement) to WFC-Texas, and
(iii) WFC-LP and WFC-Texas each has rights in the collateral described on such respective financing statements applicable to it, the security interest created by the Subsidiary Security Agreement in the collateral described therein (other than the Unsecured Receivables (as defined in the Subsidiary Security Agreement), of WFC-LP or WFC-Texas, as the case may be; provided that during the existence of a Default or Event of Default, the Company has agreed to deliver to the Security Trustee possession of promissory notes evidencing the Unsecured Receivables and such delivery shall create a valid and perfected lien on, and security interest in, the Unsecured Receivables) constitutes a valid perfected security interest in such types of collateral as to which a security interest may be perfected by filing in such offices under the Uniform Commercial Code of the State of Texas.
            10. Section 9-308 of the Uniform Commercial Code of the State of Texas provides that a purchaser of chattel paper who gives new value and takes possession of it in the ordinary course of its business has priority over a security interest in chattel paper which is perfected by the filing of a financing statement if such purchaser acts without knowledge that the chattel paper is subject to a security interest. Assuming WFC-Texas and WFC-LP place on each document, instrument, chattel paper, and other writing evidencing its Secured Receivables the legend described in Section 4.3(c) of the Subsidiary Security Agreement and assuming that the assumptions set forth in paragraphs 6 and 7 of this opinion are true, nothing has come to my attention to lead me to believe that, under Section 9-308 of the Uniform Commercial Code of the State of Texas, the security interests of the Security Trustee in Secured Receivables of WFC-Texas and WFC-LP would not be prior to the right of a purchaser of such Receivables who thereafter gives new value and takes possession thereof in the ordinary course of such purchaser's business.
            11. Assuming possession by the Security Trustee of the certificates evidencing the capital stock of World Acceptance Corporation of Oklahoma, Inc., an Oklahoma corporation, together with duly executed blank stock powers for the transfer of such stock, and the promissory notes evidencing the intercompany receivables referred to in clause (a) of the definition of "Pledged Collateral" set forth in the Subsidiary Security Agreement, together with duly executed blank assignments for the transfer of such notes in the form contained in such notes, the Security Trustee will have a perfected security interest in the Pledged Shares and such promissory notes pursuant to the Subsidiary Security Agreement.
         I am licensed to practice law only in the state of Texas, and the opinions expressed in this letter relate only to the laws of Texas and federal laws as they are applicable within Texas.

                                              Sincerely,


                                              Sam Kelley

                 FORM OF CLOSING OPINION OF SUBSIDIARY COUNSEL
         The closing opinion of Dance, Dance & Lane, counsel for World Finance Corporation of Tennessee (the "Company"), which is called for by ss.4.1 of the Agreement, shall be dated the Closing Date and addressed to the Purchaser, shall be satisfactory in scope and form to the Purchaser and shall be to the effect that:
            1. The Company is a corporation duly incorporated,  validly existing and in good standing under the laws of the State of Tennessee, has the corporate power and authority to execute and perform the Subsidiary Security Agreement and the Subsidiary Senior Subordinated Guaranty Agreement (collectively, the "Loan Documents").
            2. All of the  outstanding  shares of capital  stock of the  Company have been duly authorized and validly issued and are fully paid and non-assessable.
            3. The Loan  Documents  have been duly  authorized  by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding contracts and agreements of the Company enforceable in accordance with their terms, except as such enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, inadequate or failure of consideration, applicable regulatory law affecting the Receivables, or other similar laws and proceedings affecting creditors' rights generally, or general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law) and to the discretion of the court before which any proceeding may be brought, and to the laws of the State of South Carolina.
            4. Subject to all of the  provisions of paragraph 3, the  execution, delivery and performance by the Company of the Loan Documents do not violate any law or regulation or conflict with the provisions of its Charter or Bylaws.
            5. No approval,  consent or withholding of objection on the part of, or filing, registration or qualification with any state or local governmental body is necessary in connection with the execution, delivery and performance by the Company of the Loan Documents.
            6. Assuming that the Company uses written  documents to evidence its
Receivables, and assuming each such written document evidences a monetary obligation of the account debtor and a grant by such account debtor to the Company of a security interest in specific goods, the documents evidencing all of the Company's Receivables constitute chattel paper within the meaning of the Uniform Commercial Code of the State of Tennessee.
            7. Assuming that (i) the financing statements and amendments thereto in the form attached hereto as Schedule 1 are accepted by, filed and properly indexed in, the Office of the Secretary of State of Tennessee and the appropriate recording fees and taxes paid thereon, (ii) new value/consideration has been and will be given by the Banks and Purchaser to the Company and (iii) the Company has rights in the collateral described in such financing statements, the security interests created by the Subsidiary Security Agreement in the collateral described therein constitute valid perfected security interests in such types of collateral as to which a security interest may be perfected by filing in such offices under the Uniform Commercial Code of the State of Tennessee.
            8. All  recording,  filing  and other  taxes,  fees and  charges  to enforce the liens created by the Subsidiary Security Agreement to the extent of $10,000,000.00 in maximum principal indebtedness have been paid, and no penalties, fines or additional taxes, fees or charges may be assessed with respect to the liens created by the Subsidiary Security Agreement or by the enforcement of the Subsidiary Senior Subordinated Guaranty Agreement unless and until the Security Trustee attempts to enforce such lien of the Subsidiary Security Agreement for amounts greater than the maximum principal indebtedness so stated. The maximum principal indebtedness as herein stated may be increased without penalty at any time, before or within sixty (60) days after an increase occurs (and at any time after such 60-day period, upon the payment of applicable penalties and applicable taxes) upon the filing of amendments to the financing statements on file with the Tennessee Secretary of State declaring the increase in maximum principal indebtedness and payment of the tax on the amount of the increase plus filing fees.

            9. Section 47-9-308 of the Uniform Commercial Code of the State of Tennessee provides that a purchaser of chattel paper who gives new value and takes possession of it in the ordinary course of its business has priority over a security interest in chattel paper which is perfected by the filing of a financing statement if such purchaser acts without knowledge that the chattel paper is subject to a security interest. Assuming the Company places on each document, instrument, chattel paper and other writing evidencing its Receivables the legend (legend) described in Section 4.3(c) of the Subsidiary Security Agreement and assuming that the assumptions set forth in paragraphs 6 and 7 of this opinion are true, nothing has come to our attention to lead us to believe that, under Section 47-9-308 of the Uniform Commercial Code of the State of Tennessee, the security interests of the Security Trustee in the Company's Receivables would not be prior to the rights of a purchaser of such Receivables who after the legend is placed therein and with knowledge of the interest of the Security Trustee, gives new value and takes possession thereof in the ordinary course of such purchaser's business.
           10. A Tennessee Court, if properly presented with the question, would enforce the choice of law provisions in, and not apply the Tennessee Usury Laws to, the Subsidiary Security Agreement, the Subsidiary Senior Subordinated Guaranty Agreement, the Agreement or the Notes.
           11. Notwithstanding paragraph 4.1(c) Subsidiary Security Agreement, the Tennessee Industrial Loan and Thrift Companies Act requires, in certain instances, that unearned finance charges and insurance premiums, which are included in the Receivables, be refunded.
         This opinion is rendered only to you and is intended solely for your benefit in connection with the transactions contemplated in the Loan Documents. This opinion may not be relied upon for other purposes, nor may it be relied upon by any other person (other than your special counsel Chapman and Cutler and any subsequent holder of a Note) for any purpose, without our prior written consent.
                                         DANCE, DANCE & LANE
                                         By
                                           Richard Dance

                        EXHIBIT G (TO NOTE AGREEMENT)
                     SUBORDINATION PROVISIONS APPLICABLE TO
                            Senior Subordinated Debt
                             (other than the Notes)
                          and Junior Subordinated Debt
         The indebtedness evidenced by the subordinated notes or related thereto and any renewals or extensions thereof (the "Subordinated Indebtedness") shall at all times be wholly subordinate and junior in right of payment to any and all indebtedness of the Company and the Restricted Subsidiaries [here insert description of indebtedness to which Subordinated Indebtedness is subordinate which in all events must include all indebtedness, obligations and liabilities of the Company and the Restricted Subsidiaries under the Revolving Credit Agreement, the Senior Note Agreements, the Subsidiary Senior Guaranty Agreement, the Senior Notes and the Company Security Agreement and the Subsidiary Security Agreement as each relates to the Senior Notes and, with respect to Senior Subordinated Debt under the Agreement, the Subsidiary Senior Subordinated Guaranty Agreement, the Notes and the Company Security Agreement and the
Subsidiary Security Agreement as each relates to the Notes (the "Senior Indebtedness") in the manner and with the force and effect hereinafter set forth:

            1. So long as any Senior  Indebtedness  shall remain outstanding and unpaid, no payment either of principal, interest or premium (notwithstanding the expressed maturity or any time for the payment of principal of, interest or premium on any Subordinated Indebtedness) shall be made on Subordinated Indebtedness except with the prior written consent of all of the holders of the Notes and the holders of the Subordinated Indebtedness will take no steps, whether by suit or otherwise to compel or enforce the collection of Subordinated Indebtedness, nor will the holders of the Subordinated Indebtedness use Subordinated Indebtedness by way of counterclaim, setoff, recoupment or otherwise so as to diminish, discharge or otherwise satisfy in whole or in part any indebtedness or liability of the holders of the Subordinated Indebtedness to the Company, whether now existing or hereafter arising and howsoever evidenced, provided, however, that the Company may pay interest on Subordinated Indebtedness accrued to and payable on the date of any such payment so long as
(i) the Company shall not be in default in the payment of principal of, interest or premium on Senior Indebtedness, (ii) the Company has not received written notice from any holder of the Senior Indebtedness that some other default has occurred and is continuing under any promissory note or agreement pertaining to Senior Indebtedness or any collateral security therefor, and (iii) none of the events hereinafter set forth in paragraph numbered 2 hereof has occurred.
            2. In the  event  of any  distribution,  dividend,  or  application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Company or of the proceeds thereof to the creditors of the Company or upon any indebtedness of the Company, occurring by reason of the liquidation, dissolution, or other winding up of the Company, or by reason of any execution sale, or bankruptcy, receivership, reorganization, arrangement, insolvency, liquidation or foreclosure proceeding of or for the Company or involving its property, no dividend, payment, distribution or application shall be made, and the holders of the Subordinated Indebtedness shall not be entitled to receive or retain any payment, dividend, distribution, or application on or in respect of the Subordinated Indebtedness, unless and until all of the Senior Indebtedness then outstanding shall have been paid and satisfied in full, and in any such event any dividend, payment, distribution or application otherwise payable in respect of Subordinated Indebtedness shall be paid and applied on Senior Indebtedness until such Senior Indebtedness has been fully paid and satisfied.
            3. The holders of Senior  Indebtedness need not at any time give the holders of the Subordinated Indebtedness notice of any kind of the creation or existence of any Senior Indebtedness, nor of the amount or terms thereof, all such notice being hereby expressly waived. Also, the holders of Senior Indebtedness may at any time from time to time, without the consent of or notice to the holders of Subordinated Indebtedness, without incurring responsibility to the holders of the Subordinated Indebtedness, and without impairing or releasing the obligation of the undersigned under this agreement (i) renew, refund or extend the maturity of any Senior Indebtedness, or any part thereof, or otherwise revise, amend or alter the terms and conditions thereof, (ii) sell, exchange, release or otherwise deal with any property by whomsoever at any time pledged, mortgaged or otherwise hypothecated or subjected to a lien to secure any Senior Indebtedness, and (iii) exercise or refrain from exercising any rights against the Company and others, including the holders of the Subordinated Indebtedness.
            4. The  holders  of the  Subordinated  Indebtedness  will not  sell, assign or otherwise transfer any Subordinated Indebtedness, or any part thereof, except subject to and in accordance with the terms hereof and upon the agreement of the transferee or assignee to abide by and be bound by the terms hereof.
            5. The holders of the Subordinated  Indebtedness undertake and agree for the benefit of each holder of Senior Indebtedness to execute, verify, deliver and file any proofs of claim which any holder of Senior Indebtedness may at any time require in order to prove and realize upon any rights or claims pertaining to the Subordinated Indebtedness to effectuate the full benefit of the subordination contained herein; and upon failure of the holder of any Subordinated Indebtedness so to do, any such holder of Senior Indebtedness shall be deemed to be irrevocably appointed the agent and attorney-in-fact of the holder of such Subordinated Indebtedness to execute, verify, deliver and file any such proofs of claim.
            6. No right of any  holder of any  Senior  Indebtedness  to  enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Company or the holders of Senior Indebtedness, or by any noncompliance by the Company with any of the terms, provisions and covenants applicable to the Subordinated Indebtedness, regardless of any knowledge thereof that any such holder of Senior Indebtedness may have or be otherwise charged with.
            7. The  Company  agrees,  for the  benefit of the  holders of Senior
Indebtedness, that in the event that any Subordinated Indebtedness is declared due and payable before its expressed maturity because of the occurrence of a default hereunder, (i) the Company will give prompt notice in writing of such happening to the holders of Senior Indebtedness and (ii) all Senior Indebtedness shall forthwith become immediately due and payable upon demand, regardless of the expressed maturity thereof.
            8. These  subordination  provisions  shall be continuing and binding until written notice of its discontinuance shall be actually received by the holders of the Subordinated Indebtedness, and also shall continue to remain in full force and effect until all Senior Indebtedness created or existing prior to the receipt of such notice shall have been fully paid and satisfied.

                          EXHIBIT H (TO NOTE AGREEMENT)
                           BORROWING BASE CERTIFICATE

WORLD ACCEPTANCE  CORPORATIONAND  RESTRICTED  SUBSIDIARIES AS OF  --------,------


                                                               TOTAL                     UNSECURED    SECURED
                                                               COMPANY
1.  Gross Finance Receivables                                $----------               $----------    $----------

2.  Less Credits/Allowances                                  $----------               $----------    $----------

3.  Net Finance Receivables                                  $----------               $----------    $----------
    Ineligibles:
    Affiliate Receivables                                    $----------               $----------    $----------

    Shareholder/Employee Receivables                         $----------               $----------    $----------

    Government Receivables                                   $----------               $----------    $----------

    Bankruptcy                                               $----------               $----------    $---------

    Subject to claims, offsets or defenses                   $----------               $----------    $----------

    60 days past due                                         $----------               $----------    $---------

4.  Total Ineligibles                                        $----------               $----------    $----------

5.  Eligible Finance Receivables                             $----------               $-----------   $----------

6.  Unearned Finance Charges                                 $----------               $---------     $----------

7.  Eligible Finance Receivables, Net                        $----------               $----------    $----------
8.  Borrowing Base
         (a) 85% of Secured Eligible Receivables $__________
         (b) Lesser of:
           (i)    $15,000,000                                                          $----------
           (ii)   11.11% of (a) above                                                  $----------
           (iii)  50% of Eligible Unsecured, Net                                       $----------
    Lesser                                                   $----------
9.  Total Borrowing Base (a+b)                               $----------
10. Current Maximum                                          $----------
11. Current Outstanding Balance of Term Notes                $----------
12. Available Borrowing Base                                 $----------
13. Current Outstanding Balance of Revolver                  $----------
14. Current Availability                                     $----------
